  As filed with the Securities and Exchange Commission on September 15, 1995
                                               Registration No. 33-60925
=============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------


                              AMENDMENT NO 1
                                    TO
                                 FORM S-4
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                           ----------------------

                               PRONET INC.
          (Exact name of registrant as specified in its charter)

        DELAWARE                               4812                   75-1832168
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)     Classification Code Number)   Identification No.)

                         600 DATA DRIVE, SUITE 100
                            PLANO, TEXAS  75075
                               (214) 964-9500
             (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           ----------------------

                              JAN E. GAULDING
                         SENIOR VICE PRESIDENT AND
                          CHIEF FINANCIAL OFFICER
                               PRONET INC.
                         600 DATA DRIVE, SUITE 100
                            PLANO, TEXAS  75075
                              (214) 964-9500
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ----------------------

                                Copies to:

         JEFFREY A. CHAPMAN                      MARK A. SOLLS
       VINSON & ELKINS L.L.P.                 VICE PRESIDENT AND
      3700 TRAMMELL CROW CENTER                 GENERAL COUNSEL
          2001 ROSS AVENUE                        PRONET INC.
      DALLAS, TEXAS  75201-2975            600 DATA DRIVE, SUITE 100
                                              PLANO, TEXAS  75075

                           ----------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement

                           ----------------------

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                       CALCULATION OF REGISTRATION FEE

============================================================================================
                                                              PROPOSED
                                                 PROPOSED      MAXIMUM
                                                 MAXIMUM      AGGREGATE
TITLE OF EACH CLASS OF        AMOUNT TO BE   OFFERING PRICE    OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED      PER NOTE (1)    PRICE (1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------
11 7/8% Senior Subordinated
Notes due 2005                $100,000,000           100%     $100,000,000      $34,483
============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

=============================================================================

                               PRONET INC.

                          CROSS REFERENCE SHEET
                Pursuant to Item 501(b) of Regulation S-K



     FORM S-4 ITEM NUMBER AND HEADING                          LOCATION IN PROSPECTUS
     --------------------------------                          ----------------------
 1.  Forepart of Registration Statement
      and Outside Front Cover Page of Prospectus...     Cover Page of Registration Statement;
                                                         Outside Front Cover Page of Prospectus

 2.  Inside Front and Outside Back Cover Pages
      of Prospectus................................     Inside Front and Outside Back Cover
                                                         Pages of Prospectus

 3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information................     Summary; Risk Factors

 4.  Terms of the Transaction......................     Front Cover Page of the Prospectus; The
                                                         Exchange Offer; Plan of Distribution

 5.  Pro Forma Financial Information...............     Not Applicable

 6.  Material Contracts with the Company being
      Acquired.....................................     Not Applicable

 7.  Additional Information Required for
      Reoffering by Persons and Parties Deemed to
      be Underwriters..............................     Not Applicable

 8.  Interests of Named Experts and Counsel........     Not Applicable

 9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities..................................     Not Applicable

10.  Information with Respect to S-3 Registrants...     Summary; Risk Factors; Management's
                                                         Discussion and Analyis of Financial
                                                         Condition and Results of Operations;
                                                         Description of Credit Facility

11. Incorporation of Certain Information by
     Reference.....................................     Incorporation of Certain Documents by
                                                         Reference

12. Information with Respect to S-2 or S-3
     Registrants...................................     Not Applicable

13. Incorporation of Certain Information by
     Reference.....................................     Not Applicable

14. Information with Respect to Registrants Other
     Than S-3 or S-2 Registrants...................     Not Applicable

15. Information with Respect to S-3 Companies......     Not Applicable

16. Information with Respect to S-2 or S-3
     Companies.....................................     Not Applicable

17. Information with Respect to Companies Other
     Than S-3 or S-2 Companies.....................     Not Applicable

18. Information if Proxies, Consents or
     Authorizations are to be Solicited............     Not Applicable

19. Information if Proxies, Consents or
     Authorizations are not to be Solicited or in
     an Exchange Offer.............................     Not Applicable


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 1995


PROSPECTUS

                           OFFER FOR ALL OUTSTANDING
                   11 7/8% SENIOR SUBORDINATED NOTES DUE 2005
                                IN EXCHANGE FOR
                   11 7/8% SENIOR SUBORDINATED NOTES DUE 2005
                                       OF
                                  PRONET INC.
                                   ----------

                    INTEREST PAYABLE JUNE 15 AND DECEMBER 15
                            ------------------------


    ProNet Inc. (the "Company") is offering upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer") to exchange $1,000 principal amount of its registered 11 7/8% Senior Subordinated Notes due 2005 (the "New Notes") for each $1,000 principal amount of its unregistered 11 7/8% Senior Subordinated Notes due 2005 (the "Old Notes") of which an aggregate principal amount of $100,000,000 is outstanding. The form and terms of the New Notes are identical to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear any legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture (as hereinafter defined) governing the Old Notes. The Company has not issued, and does not have any current firm arrangements to issue, any significant indebtedness to which the New Notes would be senior. The New Notes will be effectively subordinated to substantially all of the outstanding indebtedness of the Company and its subsidiaries. The Exchange Offer is being made in order to satisfy certain contractual obligations of the Company. See "The Exchange Offer" and "Description of New Notes."



    Interest on the New Notes will be payable semi-annually on June 15 and December 15 of each year commencing December 15, 1995. The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2000, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. The New Notes will not be subject to any mandatory sinking fund. In the event of a Change of Control (as herein defined), each holder of the New Notes will have the right, at the holder's option, to require the Company to purchase such holder's New Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. No assurances can be given that in the event of a Change of Control the Company will have available funds to repurchase the New Notes. In addition, the Company's ability to repurchase the New Notes upon a Change of Control may be limited by the terms of its then existing contractual obligations. The Credit Facility (as herein defined) provides that the repurchase of the New Notes upon a Change of Control will constitute a default under the Credit Facility, and any future credit agreements or other agreements relating to Senior Debt (as herein defined) may contain similar provisions. As a result, investors should anticipate that, without the consent of the lenders under the Credit Facility, the Company may not be able to consummate a transaction involving a Change of Control. See "Risk Factors -- Subordination" and "Description of New Notes -- Certain Covenants."



    Borrowings by the Company under the Credit Facility are guaranteed by the Company's subsidiaries and are secured by substantially all of the assets of the Company and its subsidiaries. See "Description of Credit Facility."



    The New Notes will be general unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Debt of the Company. As of June 30, 1995, after giving PRO FORMA effect to certain acquisitions and the offering of the Old Notes and the application of the net proceeds therefrom, the Company would have had approximately $50.9 million of Senior Debt outstanding. See "Use of Proceeds" and "Capitalization."



    The Indenture under which the New Notes are to be issued will not limit the amount of Senior Debt that may be incurred by the Company if certain tests are met. See "Risk Factors -- Subordination" and "Description of New Notes -- Certain Covenants."


    The interest rate on the Old Notes and the New Notes is subject to increase and such Additional Interest (as herein defined) will be payable on the payment dates set forth above, in certain circumstances, if the New Notes are not registered with the Securities and Exchange Commission (the "Commission") within prescribed time periods. See "Description of New Notes -- Exchange Offer; Registration Rights Agreement."

    The Exchange Offer will expire at 5:00 p.m., New York City time,           ,
1995,  or such  later date  and time  to which  it is  extended (the "Expiration
Date").


    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. See "The Exchange Offer" and "Plan of Distribution."


    The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement (as herein defined) and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity in the market for the Old Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Notes or the New Notes.

    FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES, SEE "RISK FACTORS" ON PAGE 13.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                            REPRESENTATION TO  THE  CONTRARY IS  A  CRIMINAL
                                    OFFENSE.
                         ------------------------------

         , 1995

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1924, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. The Company's Common Stock is quoted on The Nasdaq Stock Market and such reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of The Nasdaq Stock Market located at 1735 K Street, NW, Washington, D.C. 20006-1500.

     The Company is a Delaware corporation. The Company's principal executive offices are located at 600 Data Drive, Suite 100, Plano, Texas 75075, and the Company's telephone number at that location is (214) 964-9500.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i)     Annual Report on Form 10-K for the fiscal year ended December
31, 1994;

     (ii) Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994;

     (iii) Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1994;

     (iv)    Current Report on Form 8-K filed March 16, 1995;

     (v) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995;

     (vi)    Current Report on Form 8-K filed April 17, 1995;


     (vii)   Current Report on Form 8-K filed April 19, 1995;



     (viii)  Current Report on Form 8-K/A filed May 12,
1995;



     (ix)    Current Report on Form 8-K filed May 18, 1995;



     (x)     Current Report on Form 8-K filed May 19, 1995;



     (xi)    Current Report on Form 8-K/A filed June 2, 1995;



     (xii)   Current Report on Form 8-K filed June 2, 1995;

     (xiii) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995;



     (xiv)   Current Report on Form 8-K filed July 5, 1995;



     (xv)    Current Report on Form 8-K filed July 7, 1995; and



     (xvi)   Current Report on Form 8-K filed September 15, 1995.


     In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of New Notes made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY'S PRINCIPAL OFFICE: PRONET INC., 600 DATA DRIVE, SUITE 100, PLANO, TEXAS 75075, ATTENTION: JAN E. GAULDING, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (TELEPHONE: (214) 964-9500). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
            , 1995.

                                    SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO "PRONET" AND THE "COMPANY" REFER TO PRONET INC. AND ITS CONSOLIDATED SUBSIDIARIES.

                                  THE COMPANY


     ProNet is one of the fastest growing wireless messaging providers in the United States. The Company focuses its activities in five geographic regions or communication "SuperCenters" centered around major metropolitan markets and population corridors, which generally have the demographics, market size, travel patterns and types of businesses that indicate significant potential demand for the Company's products and services. The Company is a leading provider of paging services in 12 major metropolitan markets in the United States, including New York, Chicago, Dallas/Fort Worth, Houston, Charlotte and Los Angeles. As of June 30, 1995, the Company had approximately 636,700 pagers in service. Upon completion of the acquisitions described herein, the Company will have approximately 960,000 paging subscribers, making it one of the five largest publicly traded paging companies in the United States.



     The Company was founded in 1982 with the purpose of providing paging services to hospitals, doctors and other healthcare providers. Prior to January 1994, the Company provided paging services solely to the healthcare industry. The Company is a solutions-oriented organization dedicated to customer service which has concentrated on identifying market opportunities in the wireless communications market where it can provide users with enhanced wireless services. By utilizing proprietary technologies to manage the under-served market of both the in-house and wide-area paging requirements of hospitals, the Company quickly became the premier provider of customized, enhanced wireless services to healthcare institutions in all of its major metropolitan markets. In 1988, the Company began to apply advanced wireless technology to the security business by marketing radio-activated electronic tracking systems to financial institutions. As of June 30, 1995, the Company's security systems consisted of 27,015 miniature radio transmitters, or "TracPacs," in service and served approximately 400 customers.



     In 1993, ProNet management recognized that the Company's operating expertise combined with its presence in major metropolitan markets presented an opportunity to capitalize on the growing demand for pagers among both business users and the population at large. The Company believes that much of the future growth in pagers in service will occur in large population centers where demand from both business and individual subscribers will be primarily for metropolitan and/or regional coverage. In 1994, the Company began to market to these constituents through both direct and reseller distribution channels and began to pursue acquisitions that complemented its existing market presence. As a result of the Company's recent acquisition strategy, the Company primarily provides pagers in the commercial marketplace.


     The Company's strategy is to achieve rapid growth of its subscriber base and expand service offerings while maintaining its low cost operating structure. The Company believes that by further developing its SuperCenters, it will continue to realize the benefits of operational consolidation while maintaining the flexibility to react to regional market developments. Key elements of the Company's operating strategy include:

          GEOGRAPHIC CONCENTRATION. ProNet management believes that focusing the Company's planned growth strategy around its SuperCenters allows the Company to receive the greatest benefit for each dollar invested and will most effectively address anticipated demand by new paging subscribers for metropolitan and/or regional coverage. ProNet ultimately intends to offer coverage to 60% of the United States population through its SuperCenters encompassing the Northeast (anchored by New York City), Midwest (anchored by Chicago), Southeast (anchored by Charlotte), South Central (anchored by Houston) and West (anchored by Los Angeles).

          SELECTIVE ACQUISITIONS. The Company believes that a substantial portion of its growth will be achieved through acquisitions of commercial paging companies in its SuperCenter regions. ProNet carefully screens and evaluates acquisition candidates according to their synergistic qualities such as technical and operational characteristics, frequency compatibilities, geographic coverage and distribution capabilities within the SuperCenter strategy. Through technical, operational and financial field teams, each new acquisition is quickly and thoroughly integrated into the existing SuperCenter operations to maximize cost savings and operating efficiencies. Since January 1, 1994, the Company has completed 11 acquisitions and signed definitive agreements or letters of intent with respect to 10 additional acquisitions that are expected to close in 1995 or the first quarter of 1996.



          INCREASE MARKET PENETRATION. ProNet intends to become a market leader in both its current and future markets by utilizing a variety of existing distribution channels and by continually exploring new channels. The Company uses its highly trained direct sales force to target businesses, medical institutions and individual customers. The Company also sells paging services through non-exclusive agreements with resellers or agents and through local and regional retailers. Emphasis on any one channel in a particular region is dictated by market characteristics and business opportunities. ProNet's emphasis on customer service and system reliability is intended to enable the Company to continue to maintain a monthly disconnect ("churn") rate significantly below the industry average and thereby further strengthen its market share within its SuperCenters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


          COST EFFICIENT PROVIDER. The Company operates efficiently through consolidation of key operating functions in one location per SuperCenter and through the elimination of redundant operations in acquired companies. The Company believes that subscriber volume, automation and shared overhead will allow each SuperCenter to be one of the most cost efficient providers in its marketplace.

          ENHANCED WIRELESS SERVICES AND PRODUCTS. ProNet currently offers a number of enhanced wireless products and services. The Company's proprietary Intelligent Processing Terminal ("IPT") system for large corporate accounts is a multi-tasking wide-area communications system capable of managing a company's in-house and wide-area paging requirements within a single system. The Company also offers value-added paging services such as voice-mail, simultaneous group paging, news and sports highlights, stock quotes, remote alpha entry and other specialized marketing applications. ProNet's security systems, consisting of TracPacs and tracking receivers, provide a wireless solution to the specialized asset recovery needs of various governmental agencies and business customers. The Company expects to offer additional enhanced services and technologies as they become available.

     Wireless messaging is a high growth industry. Industry sources estimate that there are currently 25 million pagers in service in the United States, a penetration rate of 10% of the population. The number of pagers in service in the United States has grown at an annual rate of 15-20% since the early 1980s. Industry reports continue to project rapid growth for one-way pagers and other wireless messaging services. Factors contributing to this level of growth include (i) increasing mobility of the population, (ii) movement toward a service-based economy, (iii) growing consumer awareness of the benefits of mobile communications, (iv) technical advances in equipment and services offered, and (v) continuing price efficiencies in equipment and services offered.

                                  ACQUISITIONS

     In 1993, as part of its overall strategy to capitalize on the growing demand for pagers among commercial users and consumers in general, the Company announced its plan to commence acquiring paging businesses within its SuperCenter regions. Since this announcement, the Company has purchased or entered into definitive agreements or letters of intent to purchase the paging operations described below:


                                    STATUS OF       PAGERS IN
ACQUISTION       LOCATION(S)        ACQUISITION     SERVICE(1)   PURCHASE PRICE
----------       ------------       -----------    -----------   --------------
COMPLETED
 ACQUISITIONS

Contact          New York City      Closed 3-1-94      91,000     $ 19.0 million

Radio Call       New York City      Closed 8-1-94      57,000     $  7.8 million

ChiComm          Chicago            Closed 8-1-94      30,000     $  9.8 million

High Tech        Chicago and Texas  Closed 12-31-94     2,000     $  0.9 million

Signet           Charlotte          Closed 3-1-95      30,000     $  9.0 million

Carrier          New York City      Closed 4-1-95      31,200     $  6.5 million

Metropolitan     Houston            Closed 5-3-95     150,000     $ 21.0 million

All City         Milwaukee          Closed 5-19-95     20,000     $  6.4 million

Americom         Houston            Closed 7-1-95      86,000     $ 17.5 million

Lewis            Georgia            Closed 9-1-95      15,000     $  5.3 million

Gold Coast       Florida            Closed 9-1-95       6,000     $  2.3 million

  Total Closed
   Acquisitions                                       518,200     $105.5 million
                                                      -------     --------------

PENDING
 ACQUISITIONS

Apple            Chicago            Letter of Intent              )
                                    signed 7-10-95     41,500     )
                                                                  )
Signet                                                            )
 Raleigh         Raleigh            Letter of Intent              )
                                    signed 7-10-95     13,000     )
                                                                  )
Sun              Florida            Letter of Intent              )
                                    signed 7-26-95     12,000     )
                                                                  )
P&C              Houston            Letter of Intent              )
                                    signed 8-2-95          -0-(2) )
                                                                  )
Page One         Georgia            Letter of Intent              )
                                    signed 8-7-95      30,000     )     $ 74.9 million (3)
                                                                  )
Nationwide       Los Angeles        Letter of Intent              )
                                    signed 8-11-95     45,000     )
                                                                  )
Williams         Florida            Letter of Intent              )
                                    signed 8-21-95                )
                                                                  )
RCS              North Carolina     Letter of Intent              )
                                    signed 8-22-95     78,500(4)  )
                                                                  )
Total            Florida            Letter of Intent              )
                                    signed 8-22-95                )
                                                                  )
AGR              Florida            Letter of Intent              )
                                    signed 8-22-95                )



                                   STATUS OF     PAGERS IN
ACQUISITION       LOCATION(S)     ACQUISITION   SERVICE(1)    PURCHASE PRICE
----------       ------------     -----------   -----------    --------------
                                                ---------      --------------
Total Pending
 Acquisitions                                     220,000      $ 76.0 million
                                                ---------      --------------
Total
 Acquisitions                                     738,000      $180.4 million
                                                ---------      --------------
                                                ---------      --------------
-----------------------------

(1) As of the closing date or the date of execution of the definitive agreement or letter of intent, as applicable.

(2) P&C is currently the Company's largest reseller serving more than 40,000 subscribers in Texas.

(3) Represents aggregate purchase price for Apple, Signet Raleigh, Sun, P&C, Page One, Nationwide, Williams, RCS, Total and AGR.

(4)  Represents aggregate number of pagers for Williams, RCS, Total and AGR.


This portion of the text is a graphic depicting a map of the continental United States indicating the locations of the Company's SuperCenters in the Northeast Region (New York, NY -- 269,094 pagers in service), Southeast Region (Charlotte, NC -- 220,392 pagers in service), South Central Region (Houston, TX -- 276,114 pagers in service), Midwest Region (Chicago, IL -- 129,591 pagers in service), and West Region (Los Angeles -- 31,510 pagers in service).

                              THE EXCHANGE OFFER


     The Exchange Offer applies to $100 million aggregate principal amount of the Old Notes. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture pursuant to which the Old Notes were issued. The Company has not issued, and does not have any current firm arrangements to issue, any significant indebtedness to which the New Notes would be senior. The New Notes will be effectively subordinated to substantially all of the outstanding indebtedness of the Company and its subsidiaries. The Old Notes and the New Notes are sometimes referred to collectively herein as the "Notes." See "Description of New Notes."


The Exchange Offer.........  $1,000  principal amount of New  Notes in  exchange for each $1,000 principal
                             amount  of Old Notes.  As of the  date
                             hereof,  Old  Notes representing  $100
                             million  aggregate  principal   amount
                             were  outstanding.  The terms  of  the
                             New   Notes  and  the  Old  Notes  are
                             substantially identical.

                             Based  on  an  interpretation  by  the
                             Commission's  staff set forth  in  no-
                             action letters issued to third parties
                             unrelated to the Company, the  Company
                             believes  that,  with  the  exceptions
                             discussed  herein,  New  Notes  issued
                             pursuant  to  the  Exchange  Offer  in
                             exchange for Old Notes may be  offered
                             for   resale,  resold  and   otherwise
                             transferred  by  any person  receiving
                             the  New  Notes, whether or  not  that
                             person  is the holder (other than  any
                             such  holder or such other person that
                             is   an  "affiliate"  of  the  Company
                             within  the meaning of Rule 405  under
                             the     Securities    Act),    without
                             compliance  with the registration  and
                             prospectus delivery provisions of  the
                             Securities Act, provided that (i)  the
                             New Notes are acquired in the ordinary
                             course  of business of that holder  or
                             such  other  person, (ii) neither  the
                             holder   nor  such  other  person   is
                             engaging in or intends to engage in  a
                             distribution  of the  New  Notes,  and
                             (iii)  neither  the  holder  nor  such
                             other  person  has an  arrangement  or
                             understanding  with  any   person   to
                             participate in the distribution of the
                             New  Notes.  However, the Company  has
                             not  sought,  and does not  intend  to
                             seek,  its  own no-action  letter, and
                             there  can  be no assurance  that  the
                             Commission's   staff  would   make   a
                             similar determination with respect  to
                             the Exchange Offer.  See "The Exchange
                             Offer --  Purpose and  Effect."   Each
                             broker-dealer that receives New  Notes
                             for  its  own account in exchange  for
                             Old  Notes, where those Old Notes were
                             acquired  by  the broker-dealer  as  a
                             result of its market-making activities
                             or   other  trading  activities,  must
                             acknowledge  that it  will  deliver  a
                             prospectus  in  connection  with   any
                             resale of those New Notes.  See  "Plan
                             of Distribution."
Registration Rights
 Agreement.................  The Old Notes were sold by the Company
                             on   June   15,  1995  in  a   private
                             placement.   In  connection  with  the
                             sale,  the  Company  entered  into   a
                             Registration Rights Agreement with the
                             initial  purchasers of the  Old  Notes
                             (the  "Registration Rights Agreement")
                             providing for the Exchange Offer.  See
                             "The  Exchange  Offer --  Purpose  and
                             Effect."

Expiration Date............  The Exchange Offer will expire at 5:00
                             P.M., New York City time,            ,
                             1995,  or  such later date and time to
                             which  it is extended.

Withdrawal Rights..........  The  tender  of Old Notes pursuant  to the Exchange Offer may be withdrawn at
                             any  time prior to 5:00 p.m., New York
                             City  time,  on  the Expiration  Date.
                             Any   Old   Notes  not  accepted   for
                             exchange  for  any  reason   will   be
                             returned   without  expense   to   the
                             tendering  holder thereof as  promptly
                             as practicable after the expiration or
                             termination of the Exchange Offer.

Interest on the New Notes
 and Old Notes.............  Interest on each New Note will  accrue from  the date of issuance of the  Old
                             Note   for  which  the  New  Note   is
                             exchanged or from the date of the last
                             periodic payment of interest  on  such
                             Old Note, whichever is later.

Conditions to the Exchange
 Offer.....................  The  Exchange  Offer  is  subject   to
                             certain  customary conditions, certain
                             of which may be waived by the Company.
                             See "The Exchange Offer -- Conditions."

Procedures for Tendering
 Old Notes.................  Each  holder of Old Notes  wishing  to
                             accept   the   Exchange   Offer   must
                             complete, sign and date the Letter  of
                             Transmittal,  or  a copy  thereof,  in
                             accordance   with   the   instructions
                             contained herein and therein, and mail
                             or  otherwise  deliver the  Letter  of
                             Transmittal,  or  the  copy,  together
                             with  the  Old  Notes  and  any  other
                             required   documentation,    to    the
                             Exchange  Agent  at  the  address  set
                             forth  herein.   Persons  holding  Old
                             Notes  through  the  Depository  Trust
                             Company  (the  "DTC") and  wishing  to
                             accept the Exchange Offer must  do  so
                             pursuant to the DTC's Automated Tender
                             Offer Program, by which each tendering
                             Participant will agree to be bound  by
                             the   Letter   of   Transmittal.    By
                             executing or agreeing to be  bound  by
                             the Letter of Transmittal, each holder
                             will  represent to the  Company  that,
                             among  other things, (i) the New Notes
                             acquired   pursuant  to  the  Exchange
                             Offer   are  being  acquired  in   the
                             ordinary  course  of business  of  the
                             person   receiving  such  New   Notes,
                             whether  or  not such  person  is  the
                             holder  of the Old Notes, (ii) neither
                             the  holder nor any such other  person
                             is engaging in or intends to engage in
                             a  distribution  of  such  New  Notes,
                             (iii) neither the holder nor any  such
                             other  person  has an  arrangement  or
                             understanding  with  any   person   to
                             participate  in  the  distribution  of
                             such  New Notes, and (iv) neither  the
                             holder nor any such other person is an
                             "affiliate" (as defined under Rule 405
                             promulgated under the Securities  Act)
                             of the Company.

                             Pursuant  to  the Registration  Rights
                             Agreement, the Company is required  to
                             file  a registration statement  for  a
                             continuous offering pursuant  to  Rule
                             415   under  the  Securities  Act   in
                             respect  of the Old Notes if  existing
                             Commission interpretations are changed
                             such  that  the New Notes received  by
                             holders in the Exchange Offer are  not
                             or   would   not  be,  upon   receipt,
                             transferable  by  each   such   holder
                             (other   than  an  affiliate  of   the
                             Company) without restriction under the
                             Securities  Act.   See  "The  Exchange
                             Offer -- Purpose and Effect."

Acceptance of Old Notes
 and Delivery of New Notes.  The  Company will accept for  exchange
                             any   and  all  Old  Notes  which  are
                             properly   tendered  in  the  Exchange
                             Offer  prior  to 5:00 p.m.,  New  York
                             City  time,  on  the Expiration  Date.
                             The  New Notes issued pursuant to  the
                             Exchange   Offer  will  be   delivered
                             promptly   following  the   Expiration
                             Date. See "The Exchange Offer -- Terms
                             on the Exchange Offer."

Exchange Agent.............  First  Interstate Bank of Texas, N.A.,
                             is   serving  as  Exchange  Agent   in
                             connection with the Exchange Offer.

Federal Income Tax
 Considerations............  The  exchange pursuant to the Exchange
                             Offer will not be a taxable event  for
                             federal  income  tax  purposes.    See
                             "Certain     Federal    Income     Tax
                             Considerations."

Effect of Not Tendering....  Old  Notes  that are not  tendered  or that  are  tendered but  not  accepted
                             will, following the completion of  the
                             Exchange Offer, continue to be subject
                             to   the  existing  restrictions  upon
                             transfer  thereof.  The  Company  will
                             have  no further obligation to provide
                             for   the   registration   under   the
                             Securities Act of such Old Notes.

                              TERMS OF NEW NOTES


Securities Offered.........  $100,000,000 principal amount of  11 7/8%
                             Senior Subordinated Notes due 2005

Maturity Date..............  June 15, 2005

Interest Payment Dates.....  June 15 and December 15, commencing December
                             15, 1995

Sinking Fund Provisions....  None

Optional Redemption........  The New Notes will be  redeemable, in whole or in part, at the option of the Company at any time on or after June 15, 2000 at the redemption prices set forth herein plus accrued interest to the redemption date.

Change of Control..........  The Company will be required to offer to repurchase all outstanding New Notes at 101% of the principal amount plus accrued interest promptly after the occurrence of a Change of Control (as defined). See "Description of New Notes -- Certain Covenants."

Ranking....................  The New Notes will be general  unsecured obligations of the Company and will be
                             subordinated to all existing and future
                             Senior Debt (as defined) of the Company.
                             The indenture pursuant to which the New Notes will be issued (the "Indenture") provides that the Company will not incur any debt that is subordinate in right of payment to any Senior Debt of the Company and senior in right of payment to the New Notes.

Certain Covenants..........  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur other indebtedness, pay dividends, engage in transactions with affiliates, sell assets and engage in mergers and consolidations and other acquisitions. See "Description of New Notes -- Certain Covenants."

                   SUMMARY FINANCIAL AND OPERATING INFORMATION


     The following table presents summary financial data for the Company as of the dates and for the periods indicated. The financial data for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 were derived from the audited consolidated financial statements of the Company. The financial data for the six months ended June 30, 1994 and 1995 have been derived from the Company's unaudited consolidated financial statements. The following information should be read in conjunction with the Company's pro forma condensed consolidated financial statements and the consolidated financial statements and related notes thereto incorporated by reference herein and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.




                                                                                             SIX MONTHS ENDED
                                               YEARS ENDED DECEMBER 31,                          JUNE 30,
                              ---------------------------------------------------------  ---------------------------
                                                                                 PRO                          PRO
                                                                                FORMA                         FORMA
                               1990      1991      1992      1993      1994    1994 (1)    1994      1995    1995 (2)
                              -------  --------  --------  --------  --------  --------  --------  --------  --------
                                         (IN THOUSANDS, EXCEPT PERCENTAGE, RATIO AND UNIT DATA)
STATEMENT OF OPERATIONS DATA:
 Service revenues (3)........ $13,028  $ 15,084  $ 16,845  $ 19,234  $ 33,079  $ 82,431   $13,461  $ 23,892   $ 43,207
 Product sales (4)...........   1,581     1,466     1,855     2,040     6,639    19,877     1,931     4,669      9,895
                              -------  --------  --------  --------  --------  --------   -------  --------   --------
 Total revenues..............  14,609    16,550    18,700    21,274    39,718   102,308    15,392    28,561     53,102
 Depreciation and
  amortization expense.......   3,308     3,748     4,077     4,656     8,574    25,346     3,438     6,461     12,427
 Operating income............     556     1,223     1,834     2,732     3,189       374     1,426     1,399      1,659
 Interest expense............     528       425       310       292     1,774    14,879       517     1,894      7,553
 Income (loss) before
  extraordinary item.........     215       794     1,754     1,574       693   (14,184)      933      (372)    (5,478)
 Net income (loss)...........     395     1,312     1,754     1,574       693   (14,184)      933      (372)    (5,478)
OTHER DATA:
 Pagers in service at end of
  period.....................  88,759   103,157   114,356   130,000   353,830   915,168   235,903   636,701    960,398
 TracPacs in service at end
  of period..................  11,544    13,846    19,210    25,841    27,595    27,595    26,767    27,015     27,015
 Pagers in service per
  employee (5)...............     490       570       880     1,000     1,325     1,525     1,204     1,667      1,600
 ARPU-Paging (6)............. $ 11.51  $  10.64  $  10.48  $  10.23  $   8.31  $   7.09   $  9.31  $   6.79   $   7.10
 ARPU-TracPac (7)............   14.25     15.00     14.75     15.90     16.52     16.52     15.68     16.18      16.18
 Operating, general and
  administrative costs per
  paging subscriber (8)......    4.76      4.80      5.13      5.33      3.30      3.98      3.75      3.63       3.89
 EBITDA (9).................. $ 3,864  $  4,971  $  5,911  $  7,388   $11,763  $ 25,720   $ 4,864  $  7,860   $ 14,086
 EBITDA margin (10)..........      28%       32%       34%       36%       36%       31%       36%       33%        32%
 Capital expenditures (11)... $ 4,708  $  4,193  $  5,523  $  5,497  $  5,777  $ 10,826   $ 2,075  $  5,847   $  7,822
 Ratio of total debt to
  EBITDA (12)................     1.2x      1.0x      0.6x      0.5x      0.9x      5.8x      2.5x      7.3x       5.3x
 Ratio of EBITDA to interest
  expense....................     7.3      11.7      19.1      25.3       6.6       1.7       9.4       4.1        1.9
 Ratio of earnings to fixed
  charges (13)...............     1.8       4.1       6.1       8.7       1.8        --       2.5        --         --



                                                            AS OF JUNE 30, 1995
                                                       -----------------------------
                                                         ACTUAL      PRO FORMA (14)
                                                       ----------   ----------------
                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents................            $ 48,725             $     --
  Working capital..........................              49,797                2,555
  Total assets.............................             168,509              221,480
  Total debt...............................             108,002              150,205
  Total liabilities........................             118,453              162,174
  Total shareholders' equity...............              50,056               59,306

                                        12

     (1) Gives effect to (a) the acquisition of Contact Communications, Inc. ("Contact") and Metropolitan Houston Paging Services, Inc. ("Metropolitan"), and the acquisition of the paging assets of Radio Call Company, Inc. ("Radio Call"), the RCC division of Chicago Communication Service, Inc. ("ChiComm"), High Tech Communications Corp. ("High Tech"), Carrier Paging Systems, Inc. ("Carrier"), Signet Paging of Charlotte, Inc. ("Signet"), All City Communication Company, Inc. ("All City"), Americom Paging Corporation ("Americom"), Gold Coast Paging, Inc. ("Gold Coast") and Lewis Paging, Inc. ("Lewis" and, together with Contact, Metropolitan, Radio Call, ChiComm,
High Tech, Carrier, Signet, All City, Americom and Gold Coast, the "Completed Acquisitions") and (b) the acquisition of Apple Communication, Inc.
("Apple"), Williams Metro Communications Corp. and affiliates ("Williams"), Total Communications, Inc. ("Total"), and A.G.R. Electronics, Inc. and affiliates ("AGR") and the paging assets of Signet of Raleigh, Inc. ("Signet Raleigh"), Sun Paging Communications ("Sun"), Paging and Cellular of Texas
(a sole proprietorship) ("P&C"), Cobbwells, Inc. dba Page One Communications ("Page One"), Nationwide Paging, Inc. ("Nationwide"), and RCS paging, a division of Reisenweaver Communications, Inc. ("RCS" and, together with Apple, Williams, Total, AGR, Signet Raleigh, Sun, P&C, Page One and Nationwide, the "Pending Acquisitions") as if they had occurred at the beginning of the period presented, and assumes that they were funded with a portion of the proceeds of the offering of the Old Notes. The Completed Acquisitions and the Pending Acquisitions are collectively referred to as the "Acquisitions."

     (2) Gives effect to the acquisitions of Carrier, Signet, Metropolitan, All City, Americom, Gold Coast, Lewis and the Pending Acquisitions as if they had occurred at the beginning of the period presented, and assumes that they were funded with the proceeds of the offering of the Old Notes.

    (3) Recurring revenues consist of fixed monthly, quarterly, annual and bi-annual service and leasing fees.

    (4) Product sales include pager and paging equipment sales and other security systems' income.

    (5) Calculated by dividing pagers in service by the number of employees at the end of the period presented. This calculation excludes employees directly related to the security systems business.

    (6) ARPU-Paging (average revenue per paging unit) is calculated by dividing paging systems' recurring revenues for the last month in the period by the number of pagers in service at the beginning of such month.

    (7) ARPU-TracPac (average revenue per TracPac unit) is calculated by dividing security systems' recurring revenues for the last month in the period by the number of TracPacs in service at the beginning of such month.

    (8) Calculated by dividing the sum of the cost of pager lease and access fees and general and administrative expenses for the last month in the period by the number of pagers in service at the beginning of such month.

    (9) EBITDA is earnings before other income (expense), income taxes, depreciation and amortization expense. Other income (expense) consists primarily of interest expense. EBITDA does not represent cash flows as defined by generally accepted accounting principles and does not necessarily indicate that cash flows are sufficient to fund all of the Company's cash needs. EBITDA should not be considered in isolation or as a substitute for net income, cash from operating activities or other measures of liquidity determined in accordance with generally accepted accounting principles.

    (10) Calculated by dividing EBITDA by the sum of total revenues less cost of products sold for the period presented.

    (11) Excludes acquisition costs.

                                        13

    (12) Calculated by dividing total debt at the end of the period by EBITDA for the 12 months ended on the last day of the period except the pro forma ratio for the six months ended June 30, 1995 is based on annualized EBITDA.

    (13) The ratio of earnings to fixed charges is calculated as the sum of income before taxes plus fixed charges, divided by fixed charges. Fixed charges consist of interest expense including amortization of deferred financing costs. For the six months ended June 30, 1995 and on a pro forma basis for the year ended December 31, 1994 and the six months ended June 30, 1995, earnings were insufficient to cover fixed charges by $372,000, $14.2 million and $5.5 million, respectively.

     (14) Gives effect to the acquisitions of Americom, Gold Coast, Lewis and the Pending Acquisitions as if they had occurred on June 30, 1995, as adjusted to reflect the sale of the Old Notes and the application of the net proceeds therefrom. See "Use of Proceeds."

                          RISK FACTORS

   IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE NEW NOTES OFFERED BY THIS PROSPECTUS.

ACQUISITION AND GROWTH STRATEGY


   The Company intends to continue to pursue an aggressive acquisition strategy. Since January 1, 1994, the Company has purchased 11 paging operations and signed definitive agreements or letters of intent to purchase 10 more companies, representing 738,000 pagers in service in the aggregate. No assurances can be given that the Pending Acquisitions will be consummated, that further suitable acquisition candidates can be found or purchased on favorable terms, or that the Pending Acquisitions, if completed, will be successful. Moreover, there can be no assurance that the Company will be able to integrate the paging operations of each of the acquired companies successfully. If the Company is not successful in integrating such paging operations, the business of the Company may be adversely affected. In addition, integration of new acquisitions may, at least in the short term, have an adverse impact upon the Company's operations.



   Prior to 1994, the Company delivered paging services solely to members of the healthcare industry. However, most of the Company's growth since January 1994 has resulted from, and much of the Company's future growth is expected to result from, the addition of non-healthcare subscribers, such as small businesses and individual consumers, many of whom will purchase and maintain their own pagers rather than lease their pagers from the Company. This may tend to reduce the Company's average revenue per unit ("ARPU") because such subscribers will not generate leasing revenues. The combined lease and access fee of a single leased pager currently ranges from approximately
$3.00 to $45.00 per month, depending upon the type of pager and optional features selected. The Company charges a monthly access fee for service to each COAM pager of from $2.00 to $18.00. At June 30, 1995, leased pagers and COAM pagers represented approximately 34% and 66% of the Company's total pagers in service, respectively. See "Summary -- Summary
Financial and Operating Information." Marketing and providing paging services to such businesses and consumers can vary significantly from marketing and providing such services to healthcare subscribers. No assurances can be given that the Company will be successful in the general marketplace. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


HIGH DEGREE OF LEVERAGE; RESTRICTIONS IMPOSED BY LENDERS


   The Company is, and after the completion of the offering of the Old Notes has continued to be, highly leveraged. At June 30, 1995, after giving pro forma effect to the acquisitions of Americom, Gold Coast, Lewis and the Pending Acquisitions and the offering of the Old Notes and the application of the net proceeds therefrom, the Company would have had approximately $150 million of debt outstanding and the Company's long-term debt as a percentage of total capitalization would have been 72%.


   The Company's high degree of leverage will have important consequences to holders of the New Notes, including the following: (i) the ability of the
Company to obtain additional financing in the future for acquisitions, working capital, capital expenditures or other purposes, should it need to do so, may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be required to be dedicated to the payment of the Company's interest expense, which will reduce the funds available to the Company for its operations and future business opportunities; (iii) the Company may be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (iv) the Company's high degree of leverage may make it more vulnerable to a downturn in its business or the economy generally.


   The Company's credit facility (the "Credit Facility") and the Indenture contain financial and operating covenants including, among other things, requirements that the Company maintain certain financial ratios and satisfy certain financial tests and limitations on the Company's ability to incur other indebtedness, pay dividends, engage in transactions with affiliates, sell assets and engage in mergers and consolidations and other acquisitions. If the Company fails to comply with these covenants, the lenders will be able to accelerate the maturity of the applicable indebtedness. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Credit Facility" and "Description of New Notes."

DEBT SERVICE; DEFICIT OF EARNINGS TO FIXED CHARGES


   For the six months ended June 30, 1995 and on a pro forma basis for the year ended December 31, 1994 and the six months ended June 30, 1995, the Company's earnings were insufficient to cover fixed charges by $372,000, $14.2 million and $5.5 million, respectively. The ability of the Company to continue making payments of principal and interest will be largely dependent upon its future performance. Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), will affect its performance. Because borrowings under the Credit Facility will bear interest at rates that will fluctuate with certain prevailing interest rates, increases in such prevailing interest rates will increase the Company's interest payment obligations and could have an adverse effect on the Company. There can be no assurance that the Company will be able to generate sufficient cash flow to cover required interest and principal payments. If the Company is unable to meet interest and principal payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that sufficient equity or debt financing will be available, or, if available, that it will be on terms acceptable to the Company, that the Company will be able to refinance its existing indebtedness or that sufficient funds could be raised through asset sales. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


SUBORDINATION


   The New Notes will be unsecured and subordinated in right of payment to all existing and future Senior Debt of the Company, including all indebtedness under the Credit Facility. By reason of such subordination, in the event of the insolvency, liquidation or other reorganization of the Company, the Senior Debt must be paid in full before the principal of, premium, if any, and interest on the New Notes may be paid. As of June 30, 1995, after giving pro forma effect to the acquisitions of Carrier, Metropolitan, All City, Americom, Gold Coast, Lewis and the Pending Aquisitions, the offering of the Old Notes and the Exchange Offer, the New Notes would have been subordinated to approximately $50.9 million of Senior Debt. The Indenture under which the New Notes are to be issued will not limit the amount of Senior Debt that may be incurred by the Company if certain tests are met. See "Description of New Notes -- Certain Covenants."


   The Company may not pay the principal of, premium, if any, or interest on the New Notes, or repurchase, redeem or otherwise retire the New Notes, if any Senior Debt is not paid when due or any default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Senior Debt has been paid in full, except that the Company may make payments with respect to the New Notes with the approval of certain holders of the Senior Debt. In addition, if any default exists with respect to certain Senior Debt and certain other conditions are satisfied, the Company may not make any payments on the New Notes for a designated period of time. The right of each holder of the New Notes to require the Company to repurchase the New Notes at a premium upon the occurrence of a Change of Control would be blocked by the foregoing subordination provisions to the extent that the event constituting a Change of Control also causes a default (or if a default otherwise exists) under the Credit Facility or other Senior Debt. Upon any payment or distribution of assets of the Company upon a total or partial liquidation, dissolution, reorganization or similar proceeding, the holders of Senior Debt will be entitled to receive payment in full before the holders of the New Notes are entitled to receive any payment. See "Description of New Notes -- Subordination."

HOLDING COMPANY STRUCTURE

    Because ProNet operates a significant portion of its business through its subsidiaries, the Company's cash flow and its ability to service debt, including the New Notes, are substantially dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to the Company through loans, dividends or otherwise. The subsidiaries, however, are legally distinct from the Company and have no obligation, contingent or otherwise, to pay amounts due pursuant to the New Notes or to make any funds available for such payment. The ability of the Company's subsidiaries to make such payments will be subject to applicable state laws. Claims of creditors of the Company's subsidiaries will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness. Except as otherwise permitted in the Indenture, the Company's subsidiaries may not incur indebtedness. However, all of the Company's subsidiaries are guarantors of the indebtedness under the Credit Facility and have granted security interests in substantially all of their assets to secure such indebtedness. As a result of these factors, the New Notes will be effectively subordinated to all liabilities of the Company's subsidiaries. See "Description of New Notes."

FUTURE PROFITABILITY


   The Company has been profitable in each of the last five years. However, the Company anticipates incurring significantly greater depreciation, amortization and interest expenses in future periods as a result of the Company's recent and planned acquisitions of commercial paging companies and the offering of the Old Notes. Such increased expenses will reduce net income and may contribute to the Company's incurrence of losses in future periods. In any event, no assurances can be given that the Company will continue to achieve profitability. See "Summary -- Summary Financial and Operating Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


SUBSCRIBER TURNOVER


   The results of operations of paging service providers such as the Company may be significantly affected by subscriber cancellations. In order to realize net growth in pagers in service, disconnected users must be replaced and additional users must be added. However, the sales and marketing costs associated with attracting new subscribers are substantial relative to the costs of providing service to existing customers. Although the Company's current disconnect rate is below the industry average, the Company anticipates that, as the number of its commercial subscribers increases, it will experience a higher disconnect rate in the future among small businesses, individual consumers and other non-healthcare subscribers than it has experienced historically, primarily because commercial subscribers tend to disconnect their paging services more frequently than do healthcare subscribers. A significant increase in the Company's subscriber cancellation rate may adversely affect the Company's operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


COMPETITION AND TECHNOLOGICAL CHANGE


   The Company faces direct competition in all of its paging markets. Competition for subscribers to the Company's paging services in most geographic markets is based primarily on the price and quality of services offered and the geographic area covered. Some of the Company's competitors, which include certain national and regional paging companies and Regional Bell Operating Companies, possess greater financial and other resources than the Company. There can be no assurance that additional competitors will not enter markets served by the Company or that the Company will be able to continue to compete successfully. In addition, the telecommunications industry is characterized by rapid technological change. Future technological advances in the industry may result in the availability of new services or products that could compete directly with the services and products being provided or developed by the Company. Recent and proposed regulatory changes by the Federal Communications Commission (the "FCC") are aimed at encouraging such new services and products. Moreover, changes in technology could lower the cost of competitive services and products to a level at which the Company's services and products would become less competitive or the Company would be required to reduce the prices of its services and products. There can be no assurance that the Company will be able to develop or introduce new services and products to remain competitive or that the Company will not be adversely affected in the event of such technological developments.


GOVERNMENT REGULATION

   The paging industry is subject to regulation by the FCC and, depending on the jurisdiction, may be regulated by state regulatory agencies. There can be no assurance that either the FCC or those state agencies having jurisdiction over the Company's business will not adopt regulations or take other actions that would adversely affect the business of the Company.

RELIANCE ON SELECT GROUP OF EXECUTIVES

   The Company believes that its success will depend to a significant extent on the efforts and abilities of a relatively small group of executive personnel. The loss of services of one or more of these key executives could adversely affect the Company. The Company does not maintain "key man" life insurance policies on its executives. However, the Company has entered into three-year employment agreements with Jackie R. Kimzey, the Company's Chairman and Chief Executive Officer, and David J. Vucina, the Company's President and Chief Operating Officer.

ABSENCE OF PUBLIC MARKET

   The Old Notes are designated for trading in the PORTAL market. There is no established trading market for the New Notes. Although the initial purchasers of the Old Notes have advised the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and they may discontinue such market-making at any time without notice. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development of any market or the liquidity of any market that may develop for the New Notes. If such a market were to exist, no assurance can be given as to the trading prices of the New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities.

                             USE OF PROCEEDS

   There will be no cash proceeds to the Company from the Exchange Offer.


   The net proceeds received by the Company from the sale of the Old Notes, after deducting expenses of the offering of the Old Notes, were $95.6 million. Approximately $49.4 million of the net proceeds received by the Company from the sale of the Old Notes were used to repay indebtedness under the Credit Facility. The remainder of the net proceeds will be used by the Company to fund acquisitions of paging businesses, purchase frequency rights, make capital expenditures for buildout of the Company's regional paging systems and for enhanced services, and for working capital and general corporate purposes. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                              CAPITALIZATION


   The following table sets forth the capitalization of the Company at June 30, 1995 on (a) an historical basis and (b) on a pro forma basis to give effect to the acquisition of Americom, Gold Coast, Lewis and the Pending Acquisitions as if they had occurred on June 30, 1995, as adjusted to reflect the sale by the Company of the Old Notes (after deducting estimated discounts, commissions and offering expenses) and the application of the net proceeds therefrom. See "Use of Proceeds."



                                                AS OF JUNE 30, 1995
                                      --------------------------------------

                                      ACTUAL     PRO FORMA(1)
                                      -------   --------------
                                          (IN THOUSANDS)
Cash and cash equivalents...........  $ 48,725     $     --
                                      ========     ========
Deferred payments (2)...............  $  8,719     $ 25,929
Credit Facility.....................        --       24,993
11 7/8% Senior Subordinated
 Notes due 2005.....................    99,283       99,283
                                      --------     --------
    Total debt......................   108,002      150,205
                                      --------     --------
Shareholders' equity:
  Preferred Stock, par value $1.00
   per share; 5,000,000 shares
   authorized; no shares issued or
   outstanding......................        --
  Common Stock, par value $.01 per
   share; 20,000,000 shares
   authorized; 6,198,881 shares
   issued and outstanding (3).......        66           70

  Less treasury stock at cost.......    (1,430)      (1,430)
  Additional capital (3)............    49,729       58,975
  Retained earnings.................     1,691        1,691
                                      --------     --------
    Total shareholders' equity......    50,056       59,306
                                      --------     --------
  Total capitalization..............  $158,058     $209,511
                                      ========     ========

___________

     (1) Gives effect to the acquisition of Americom, Gold Coast, Lewis and the Pending Acquisitions as if they had occurred on June 30, 1995, as adjusted to reflect the sale by the Company of the Old Notes (after deducting estimated discounts, commissions and offering expenses) and the application of the net proceeds therefrom.

     (2) Assuming the completion of all of the Pending Acquisitions, the Company will have deferred payment obligations (the "Deferred Payments") aggregating $25.9 million in respect of certain of the Acquisitions. The Deferred Payments constitute Senior Debt and are due and payable one year from the closing of the respective Acquisitions. The Company has the option to issue Common Stock in lieu of cash for each Deferred Payment.

      (3) Assuming the completion of all of the Pending Acquisitions, the Company will issue approximately 437,000 shares of Common Stock (based on the closing price of the Company's Common Stock on or before June 30, 1995) in order to satisfy an aggregate of $9.3 million in purchase price obligations, to be paid upon the closing thereof.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

      The Company provides wireless messaging services through its paging and security systems operations. Until 1994, paging services were provided solely to members of the healthcare industry. Beginning in 1994, the Company broadened its paging focus through the acquisition of paging businesses serving the general commercial marketplace. As a result of completed and anticipated acquisitions, the Company's results of operations for prior periods may not be indicative of future performance.

     In both its paging and security systems operations, the Company builds and operates communications systems and generates revenues from the sale and lease of pagers, IPT systems and security devices and related access fees. The Company's revenues are derived primarily from fixed monthly, quarterly, annual and bi-annual fees charged to customers for paging and security tracking services. While a subscriber remains in service, operating results benefit from this recurring monthly revenue stream with minimal requirements for additional selling expenses or other fixed costs. However, certain variable costs such as telephone and equipment charges are directly related to the number of pagers in service.

     Each month a percentage of the customer base disconnects service for a variety of reasons. ProNet does, however, place substantial emphasis on customer care and quality of service and as a result currently has one of the lowest average monthly disconnect ("churn") rates in the paging industry - approximately 2%, compared to an industry average of approximately 2.9%. In the future, the Company expects that it will experience a higher churn rate among small businesses, individual consumers and other subscribers than it has experienced historically with its healthcare subscribers. The Company's monthly churn rate in the security tracking business is lower than in its paging business - currently approximately 0.7%.

     Currently, recurring revenues consist of two components - service fees and unit leasing fees. As the Company pursues its strategy of expanding into new markets, increasing its coverage within its existing service areas and broadening its customer base and distribution channels, the percentage of customers who own and maintain ("COAM") their paging equipment rather than leasing it from the Company is likely to increase. This, together with competitive factors, may result in declining recurring revenues per subscriber since these customers will not pay a leasing fee as part of their monthly charge. However, the Company will not incur the capital costs related to these COAM pagers. Additionally, average revenue per unit ("ARPU") for pagers served through resellers is lower than for direct sales due to the wholesale rates charged to this distribution channel. Such resellers do, however, assume all selling, marketing, subscriber management and related costs that would otherwise be incurred by the Company.

     Product sales and costs are also likely to increase as the business mix shifts in favor of COAM units. The Company's objective is to break even on product sales, but it may selectively offer discounts due to promotional offers or competitive pressures.

     The Company currently enjoys low operating costs per unit due to the efficiency of its operations. It expects that the development of its business around its SuperCenters will result in substantial economies of scale and consolidation of operating and selling expenses that will help it retain this competitive advantage.

     Earnings before other income (expense), income taxes, depreciation and amortization ("EBITDA") is a standard measure of operating performance in the paging industry. The Company's EBITDA has grown at a compound annual rate of over 30% over the past four years. EBITDA growth is expected to continue although near term margins may be slightly impacted by start-up costs associated with certain SuperCenters and the buildout of existing and acquired frequencies in its marketplaces. The Company, unlike a number of its competitors, has generated net income in recent years. It should be noted, however, that non-cash and financing-related charges for the Company's acquisition program have the potential to negatively impact earnings in the future.

PAGING SYSTEMS' RESULTS OF OPERATIONS FOR THE
SIX MONTHS ENDED JUNE 30, 1995 AND 1994

     Net revenues and gross margin for paging systems consisted of the following:



                                                                                                    SIX MONTHS ENDED JUNE 30,
                                                                                               -----------------------------------
                                                                                                 1995                   1994
                                                                                               -------------         -------------
                                                                                                         (IN THOUSANDS)
Revenues
     Pager lease and access fees..........................................                      $   21,278         $   10,984
     Product sales........................................................                           4,532              1,850
                                                                                                  --------           --------
Total revenues............................................................                          25,810             12,834
Cost of products sold.....................................................                           4,532              1,825
                                                                                                    ------              -----
Net revenues (1)..........................................................                          21,278             11,009
Cost of pager lease and access fees.......................................                           5,355              2,960
                                                                                                     -----              -----
Gross margin..............................................................                          15,923              8,049
Sales and marketing expenses..............................................                           3,271              2,675
General and administrative expenses.......................................                           6,434              1,912
Depreciation and amortization expense.....................................                           5,632              2,680
                                                                                                   -------            -------
Operating income..........................................................                         $   586            $   782
                                                                                                   -------            -------
                                                                                                   -------            -------
EBITDA....................................................................                         $ 6,218            $ 3,462
                                                                                                   -------            -------
                                                                                                   -------            -------

-------------------------------
(1) Net revenues represent revenues from services, rent and maintenance plus product sales less cost of products sold.


     PAGING SYSTEMS' NET REVENUES for the six months ended June 30, 1995 increased to $21.3 million, compared to $11.0 million for the comparable period in 1994. Pager lease and access fees increased approximately 94%, to $21.3 million for the six months ended June 30, 1995, compared to $11.0 million for the comparable period in 1994. This increase was primarily the result of a 170% increase in pagers in service to 636,701 at June 30, 1995 from 235,903 at June 30, 1994. The increase in pagers in service was primarily the result of the acquisitions of Radio Call, ChiComm, and High Tech in 1994 and the acquisitions of Signet, Carrier, All City and Metropolitan during the first two quarters of 1995. In 1994 and 1995, most of the Company's growth in pagers in service has been from acquisitions. In addition, internal growth accounted for approximately 45,000 pagers in service during the six months ended June 30, 1995, representing an annual growth rate of approximately 20%. The Company believes that this internal growth rate will increase due to continued commercial paging activity.

     ARPU was $6.79 for the month of June 1995 compared to $9.31 for the month of June 1994. This decrease was due to the Company's continued acquisition of commercial paging businesses, which traditionally have lower ARPU than healthcare operations since most commercial pagers are COAM and do not generate leasing fees. The Company believes that ARPU will continue to decrease, although at a slower rate upon completion of the Pending Acquisitions, as the Company continues to become more involved in the commercial paging business and expands its reseller operations, which tend to generate lower revenues per subscriber.

     PRODUCT SALES LESS COST OF PRODUCTS SOLD were at breakeven for the six months ended June 30, 1995, compared to a gain of $25,000 for the comparable
period in 1994.   In certain of the Company's markets, pagers are being sold at a slight loss in order to gain market share. As the Company's commercial operations continue to grow, management anticipates that product sales will increase but that margins on these sales will be lower than were achieved prior to 1994 in the healthcare industry. Management also anticipates that the Company's margins may vary from market to market due to competition and other factors.

     RECLASSIFICATION OF COSTS. During 1994, the Company restructured its technical, sales and operational functions into its decentralized SuperCenter strategy. To reflect this restructuring financially, certain costs that were previously classified as cost of pager lease and access fees and sales and marketing expenses in 1994 were reclassified to general and administrative expenses in 1995. In the aggregate, costs of pager lease and access fees, sales and marketing expenses and general and administrative expenses increased by 100% for the six months ended June 30, 1995, compared to the same period last year as a result of the Company's internal growth and acquisitions. In total, these costs were $15.1 million (71% of paging systems' net revenues) for the six months ended June 30, 1995, compared to $7.5 million (69% of paging systems' net revenues) for the comparable period in 1994. The increase in these costs as a percentage of net revenues is the result of increased expenses related to the buildout of the Company's regional SuperCenters.
These expenses as a percentage of net revenues should decline in the future as new acquisition companies are integrated into the existing SuperCenters.


     PAGING SYSTEMS' GROSS MARGIN (net revenues less cost of pager lease and access fees) was $15.9 million (75% of paging systems' net revenues) for the six months ended June 30, 1995, compared to $8.0 million (73% of paging systems' net revenues) for the comparable period in 1994. The increase in gross margin was due to the reclassification of certain operating expenses described above. The Company believes that the margin on net revenues will decrease in the near future as an increasing number of the Company's customers elect to purchase their paging equipment resulting in a corresponding decrease in ARPU as discussed above. In addition, cost of pager lease and access fees increased to $5.4 million for the six months ended June 30, 1995, compared to $3.0 million for the comparable period in 1994, as a result of the increased costs of servicing new customers added through both internal growth and acquisitions.

     PAGING SYSTEMS' SALES AND MARKETING EXPENSES were $3.3 million (15% of paging systems' net revenues) for the six months ended June 30, 1995, compared to $2.7 million (24% of paging systems' net revenues) for the comparable period of the prior year. The decrease as a percentage of paging systems' net revenues was due to the reclassification of certain operating expenses described above. These expenses are not expected to change significantly in the future as a percentage of paging systems' net revenues.

     PAGING SYSTEMS' GENERAL AND ADMINISTRATIVE EXPENSES were $6.4 million (30% of paging systems' net revenues) for the six months ended June 30, 1995, compared to $1.9 million (17% of paging systems' net revenues) for the comparable period in 1994. The increase as a percentage of paging systems' net revenues was due to the reclassification of certain operating expenses described above, plus the cost of additional management hired in the fourth quarter of 1994 and the first half of 1995, offset by savings resulting from consolidating the paging operations into the Company's SuperCenters. The Company anticipates that paging systems' general and administrative expenses will continue to grow but at a lesser rate than increases in paging systems' net revenues, as a result of general and administrative expenses being amortized across a larger subscriber base as well as savings resulting from the consolidation of acquisitions.

     PAGING SYSTEMS' DEPRECIATION AND AMORTIZATION EXPENSES are better expressed as a percentage of paging systems' recurring revenues since product sales do not require any capital investment. Paging systems' depreciation and amortization expenses as a percentage of recurring paging revenues for the six months ended June 30, 1995, were 26%, compared to 24%, for the comparable period in 1994.
The increase is due to the amortization of intangibles arising from acquisitions. The Company believes that this trend in depreciation and amortization expenses as a percentage of paging systems' recurring revenues will continue in the short term as a result of acquisitions and continued capital investment in paging equipment to support the Company's growth.


     EBITDA for the paging systems' operations was $6.2 million (29% of paging systems' net revenues) for the six months ended June 30, 1995, compared to $3.5 million (31% of paging system's net revenues) for the comparable period in 1994. Consolidation savings in general and administrative expenses were offset by lower margins on product sales. The Company believes EBITDA may decrease in the short term due to increased commercial paging activity as a result of internal growth and future acquisitions of commercial paging operations, but will thereafter increase over time as the Company integrates the acquired operations and achieves resulting economies of scale and operating efficiencies.

SECURITY SYSTEMS' RESULTS OF OPERATIONS FOR THE
SIX MONTHS ENDED JUNE 30, 1995 AND 1994

     Security systems' net revenues and gross margin consisted of the following:

                                                                                                    SIX MONTHS ENDED JUNE 30,
                                                                                               ----------------------------------
                                                                                                     1995                1994
                                                                                               --------------   -----------------
                                                                                                         (IN THOUSANDS)
Revenues
     Security systems' equipment fees........................................                       $2,614              $2,477
     Other security systems' income..........................................                          137                  81
                                                                                                    ------              ------
Total revenues...............................................................                        2,751               2,558
Cost of other security systems...............................................                           63                  30
                                                                                                        --                  --
Net revenues(1)..............................................................                        2,688               2,528
Cost of security systems' equipment services.................................                          539                 617
                                                                                                       ---                 ---
Gross margin.................................................................                        2,149               1,911
Sales and marketing expenses.................................................                          141                 127
General and administrative expenses..........................................                          365                 382
Depreciation and amortization expense........................................                          830                 758
                                                                                                    ------              ------
Operating income.............................................................                      $   813             $   644
                                                                                                   -------             -------
                                                                                                   -------             -------
EBITDA.......................................................................                      $ 1,643             $ 1,402
                                                                                                   -------             -------
                                                                                                   -------             -------

-------------------------------
(1) Net revenues represent revenues from services, rent and maintenance plus other security systems' income less cost of other security systems income.


     SECURITY SYSTEMS' EQUIPMENT FEES increased to $2.6 million for the six months ended June 30, 1995, from $2.5 million for the comparable period in 1994. The increase was due to the installation of two new systems since June 30, 1994, as well as expansion and additional penetration in existing markets. The number of TracPacs in service increased from 26,767 at June 30, 1994 to 27,015 at June 30, 1995.

     OTHER SECURITY SYSTEMS' INCOME LESS COST OF OTHER SECURITY SYSTEMS was $74,000 for the six months ended June 30, 1995 compared to $51,000 for the comparable period in 1994. Net revenues fluctuate depending on the type and volume of equipment sold. The Company does not anticipate significantly increasing this area of security systems operations.

     SECURITY SYSTEMS' GROSS MARGIN was $2.1 million (80% of security systems' net revenues) for the six months ended June 30, 1995, compared to $1.9 million (76% of security systems' net revenues) for the comparable period in 1994. The increase as a percentage of net revenues is due to additional product sales in the first quarter of 1995. The Company anticipates that these margins will increase slightly above the margin for the six months ended June 30, 1994 in the near future as more subscribers are added to existing systems and as systems are installed in new or existing markets.

     SECURITY SYSTEMS' SALES AND MARKETING EXPENSES were $141,000 for the six months ended June 30, 1995 (5% of security systems' net revenues), compared to $127,000 for the comparable period in 1994 (5% of security systems' net revenues). The Company currently anticipates hiring additional management in the near future to accelerate the growth of security systems' net revenues. Therefore, these expenses should grow at or slightly above the rate of growth in the related security systems' net revenues and therefore should increase slightly as a percentage of these revenues.

     SECURITY SYSTEMS' GENERAL AND ADMINISTRATIVE EXPENSES were $365,000 (14% of security systems' net revenues) for the six months ended June 30, 1995, compared to $382,000 (15% of security systems' net revenues) for the comparable period in 1994. This decrease in general and administrative expenses was the result of the decreased burden of corporate overhead as a result of the Company's expanded paging operations. The Company currently believes that general and administrative expenses will grow at a slower rate than security systems' net revenues and therefore should represent a decreasing percent of such revenues.

     SECURITY SYSTEMS' DEPRECIATION AND AMORTIZATION EXPENSES are better expressed as a percentage of recurring revenues since product sales do not require any capital investment. Security systems' depreciation and amortization expenses as a percentage of recurring revenues for the six months ended June 30, 1995 were 32%, compared to 31%, for the comparable period in 1994. These increases were a result of the capital investment necessary to support the expansion into new markets as well as growth within existing markets. The Company believes that this trend in depreciation and amortization should continue due to the relationship of capital investment to recurring revenue.

     EBITDA for the security systems' operations was $1.6 million (61% of security systems' net revenues) for the six months ended June 30, 1995, compared to $1.4 million (55% of security systems' net revenues) for the same period in 1994. This increase was primarily due to decreases in general and administrative expenses as described above.

PAGING SYSTEMS' RESULTS OF OPERATIONS FOR THE
YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                                                                                         YEARS ENDED DECEMBER 31,
                                                                                                    --------------------------------
                                                                                                         1992      1993      1994
                                                                                                    ----------- --------- ----------
                                                                                                              (IN THOUSANDS)
Revenues
     Pager lease and access fees......................................................                 $13,969   $14,853   $28,015
     Product sales....................................................................                   1,613     1,554     6,506
                                                                                                       -------   -------   -------
Total revenues........................................................................                  15,582    16,407    34,521
Cost of products sold.................................................................                     894       794     6,605
                                                                                                       -------   -------   -------
Net revenues(1).......................................................................                  14,688    15,613    27,916
Cost of pager lease and access fees...................................................                   3,889     4,119     7,972
                                                                                                       -------   -------   -------
Gross margin..........................................................................                  10,799    11,494    19,944
Sales and marketing expenses..........................................................                   3,444     3,736     6,530
General and administrative expenses...................................................                   2,639     2,908     4,713
Depreciation and amortization expense.................................................                   3,025     3,333     7,017
                                                                                                       -------   -------   -------
Operating income......................................................................                $  1,691  $  1,517  $  1,684
                                                                                                       -------   -------   -------
                                                                                                       -------   -------   -------
EBITDA................................................................................                $  4,716  $  4,850  $  8,701
                                                                                                       -------   -------   -------
                                                                                                       -------   -------   -------

-------------------------------
(1) Net revenues represent revenues from services, rent and maintenance plus product sales less cost of products sold.


     PAGING SYSTEMS' NET REVENUES increased in each of the last three years compared to prior years. These increases were attributable primarily to a growing subscriber base achieved through greater market penetration in existing markets and the acquisitions of Contact, Radio Call and ChiComm in 1994.
Pager lease and access fees increased from $14.0 million in 1992 to $14.9 million in 1993 and to $28.0 million in 1994. This increase from 1993 to 1994 was primarily due to a 172% increase in pagers in service to 353,830 at December 31, 1994, from 130,000 at December 31, 1993. The increase in pagers in service was primarily due to such acquisitions. In addition, internal growth accounted for approximately 38,000 units during 1994, which represents an annualized internal growth rate of approximately 16%.

     ARPU was $10.48, $10.23, and $8.31 for the months of December 1992, 1993 and 1994, respectively. This decrease was primarily due to the acquisition of commercial paging businesses in 1994, which traditionally have lower ARPU than healthcare operations since most commercial pagers are COAM and do not generate leasing fees.

     PRODUCT SALES LESS COST OF PRODUCTS SOLD was $719,000 in 1992, $760,000 in 1993 and ($99,000) in 1994. Historically, the Company has primarily leased equipment to customers rather than selling it, whereas the industry trend is towards increased COAM pagers. In certain markets, pagers are being sold at a slight discount to cost in order to gain market share. As commercial operations continue to grow, management anticipates that product sales will increase but that margins on these sales will be lower than have been achieved prior to 1994 in the healthcare industry. Management also anticipates that margins may vary from market to market due to competition and other factors.

     PAGING SYSTEMS' GROSS MARGIN (net revenues less related cost of pager lease and access fees) increased from $10.8 million (73% of paging systems' net revenues) in 1992 to $11.5 million (74% of paging systems' net revenues) in 1993 and to $19.9 million (71% of paging systems' net revenues) in 1994. The margin on net revenue decreased in 1994 due to the transition into the commercial paging marketplace, which resulted in lower ARPU as well as a slight loss on product sales.

     PAGING SYSTEMS' SALES AND MARKETING EXPENSES were $3.4 million (23% of paging systems' net revenues) in 1992, $3.7 million (24% of paging systems' net revenues) in 1993 and $6.5 million (23% of paging systems' net revenues) in 1994.

     PAGING SYSTEMS' GENERAL AND ADMINISTRATIVE EXPENSES were $2.6 million (18% of paging systems' net revenues) in 1992, $2.9 million (19% of paging systems' net revenues) in 1993 and $4.7 million (17% of paging systems' net revenues) in 1994. The percentage decrease was due to savings resulting from the consolidation of certain of the Completed Acquisitions' paging operations into the Company's SuperCenters.

     PAGING SYSTEMS' DEPRECIATION AND AMORTIZATION EXPENSES are better expressed as a percentage of paging systems' recurring revenues since product sales do not require any capital investment. Paging systems' depreciation and amortization expenses were $3.0 million, $3.3 million and $7.0 million in 1992, 1993 and 1994, respectively, which, as percentages of paging systems' recurring revenue, were 22% for 1992 and 1993 and 25% in 1994. The increase was primarily due to the amortization of intangibles arising from the Completed Acquisitions in 1994.


     EBITDA for the paging systems' operations was approximately $4.7 million (32% of paging systems' net revenues), $4.9 million (31% of paging systems' net revenues) and $8.7 million (31% of paging systems' net revenues) for 1992, 1993 and 1994, respectively. Consolidation savings in general and administrative expenses were offset by lower margins on product sales for Contact, Radio Call and ChiComm, which sell pagers at a lower margin or at a slight discount to cost compared to the Company's healthcare communications operations.

SECURITY SYSTEMS' RESULTS OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 1992, 1993 AND 1994


                                                            YEARS ENDED DECEMBER 31,
                                                     ---------------------------------------
                                                       1992           1993           1994
                                                     ---------     ----------     ----------
                                                                 (IN THOUSANDS)

REVENUES
  Security systems' equipment fees                   $ 2,876        $ 4,381        $ 5,064
  Other security systems' income                         242            486            133
                                                     -------       --------       --------
Total revenues                                         3,118          4,867          5,197
Cost of other security systems                           192            162             39
                                                     -------       --------       --------
Net revenues(1)                                        2,926          4,705          5,158
Cost of security systems' equipment services             819            983          1,213
                                                     -------       --------       --------
Gross margin                                           2,107          3,722          3,945
Sales and marketing expenses                             248            314            207
General and administrative expenses                      665            871            676
Depreciation and amortization expense                  1,051          1,323          1,557
                                                     -------       --------       --------
Operating income                                     $   143        $ 1,214        $ 1,505
                                                     -------       --------       --------
                                                     -------       --------       --------
EBITDA                                               $ 1,194        $ 2,537        $ 3,062
                                                     -------       --------       --------
                                                     -------       --------       --------

-------------------------------
(1) Net revenues represent revenues from services, rent and maintenance plus other security systems' income less cost of other security systems' income.

     SECURITY SYSTEMS' EQUIPMENT FEES increased in each of the last three years. These increases were attributable primarily to installation of new systems in each year, as well as further market penetration in existing markets. The Company installed four systems in 1992, four in 1993 and two in 1994. The number of TracPacs in service at the end of 1994 was 27,595, an increase of 7% over the end of 1993. The number of TracPacs in service at the end of 1993 was 25,841, an increase of 35% over the end of 1992.

     OTHER SECURITY SYSTEMS' INCOME LESS COST OF OTHER SECURITY SYSTEMS for 1992, 1993 and 1994 consisted primarily of miscellaneous equipment sales and research and development contracts which earned gross margins of $50,000 or 21% in 1992, $324,000 or 67% in 1993, and $94,000 or 71% in 1994. The margins fluctuate depending on the type of sales and contracts.

     SECURITY SYSTEMS' GROSS MARGIN was $2.1 million (72% of security systems' net revenues) in 1992, $3.7 million (79% of security systems' net revenues) in 1993 and $3.9 million (76% of security systems' net revenues) in 1994. The increase in margin from 1992 to 1993 resulted from four new systems being added to the existing customer base in early 1993, a major expansion of an existing system, and margin improvement on systems installed in 1992. The decrease in margin from 1993 to 1994 was due to profitable production work on earlier research and development contracts that were completed in 1993.


     SECURITY SYSTEMS' SALES AND MARKETING EXPENSES were $248,000 (8% of security systems' net revenues) in 1992, $314,000 (7% of security systems' net revenues) in 1993 and $207,000 (4% of security systems' net revenues) in 1994. The decrease in 1994 was the result of a planned reduction in marketing costs.

     SECURITY SYSTEMS' GENERAL AND ADMINISTRATIVE EXPENSES were $665,000 (23% of security systems' net revenues) in 1992, $871,000 (19% of security systems' net revenues) in 1993 and $676,000 (13% of security systems' net revenues) in 1994. The percentage decrease in 1993 was a result of revenue growth with no significant increase in general and administrative expenses. The percentage decrease in 1994 was the result of the decreased burden of corporate overhead as a result of the Company's overall expanded operations. In late 1994, the Company hired additional management to assist in managing the day-to-day operations of the security systems business.

     SECURITY SYSTEMS' DEPRECIATION AND AMORTIZATION EXPENSES are better expressed as a percentage of recurring revenues since product sales do not require any capital investment. Depreciation and amortization expenses for security systems' operations were $1.1 million (37% of security systems' recurring revenues), $1.3 million (30% of security systems' recurring revenues) and $1.6 million (31% of security systems' recurring revenues) in 1992, 1993 and 1994, respectively. The decrease in depreciation and amortization expenses as a percentage of security systems' recurring revenues from 1992 to 1993 primarily resulted from increasing revenues. Depreciation expense for security systems' operations has increased in each of the last three years because of capital equipment requirements necessary to support the expansion into new markets as well as the continued growth of the existing systems.

     EBITDA for security systems' operations were $1.2 million (41% of security systems' net revenues) in 1992, $2.5 million (54% of security systems' net revenues) in 1993 and $3.1 million (59% of security systems' net revenues) in 1994. This increase was primarily due to decreases in general and administrative expenses as a percentage of revenues as a result of general and administrative costs being expensed across a larger combined subscriber base.

OTHER INCOME (EXPENSE)

     Other income (expense) includes interest income generated from short-term investments and interest expense incurred. The period-to-period fluctuation in interest expense has resulted primarily from changes in the outstanding amounts under the Company's revolving loan agreement and the Notes. Interest expense increased in 1994 as a result of the increased borrowings to fund acquisitions made during the year. Interest expense will increase in the future as a result of interest due on the Notes which were issued in June 1995.

FEDERAL INCOME TAXES

     At December 31, 1994, the Company had net operating loss carryforwards of $3.3 million for income tax purposes that expire in years 2004 through 2007. For the year ended December 31, 1994, the primary differences between the U.S. Federal statutory tax rate and the effective rate in the Company's historical financial statements are state income taxes and the amortization of goodwill related to stock acquisitions, which is not deductible for tax purposes. The Company anticipates that in the future the primary differences between the U.S. Federal statutory tax rate and the effective rate in the Company's financial statements will continue to be state income taxes and the amortization of goodwill related to stock acquisitions.

LIQUIDITY AND CAPITAL RESOURCES

     During 1992, 1993 and 1994, the Company financed the majority of its growth, other than acquisitions, through internally generated funds. Net cash provided by operating activities was $3.2 million for the six months ended June 30, 1995 and $6.7 million in 1992, $7.1 million in 1993 and $8.4 million in 1994 after deducting debt financing costs. The acquisitions of Contact, Radio Call, ChiComm and High Tech in 1994 and Signet, Carrier, Metropolitan and All City in 1995 were financed under the Credit Facility. The Company anticipates that its ongoing capital needs, including the Pending Acquisitions, will be funded with borrowings under the Credit Facility, proceeds from the sale of the Old Notes and net cash generated by operations.


CAPITAL EXPENDITURES

     As of June 30, 1995, the Company had invested $46.8 million in system equipment and pagers for its 12 major metropolitan markets and $11.2 million in system equipment and TracPacs for its 26 security systems.

     Capital expenditures for paging systems' equipment and pagers (excluding assets acquired pursuant to the completed acquisitions) were $4.0 million in each of 1992 and 1993, $5.0 million in 1994 and $4.5 million for the six months ended June 30, 1995. Capital expenditures for security systems' equipment and TracPacs were $1.5 million in each of 1992 and 1993, $763,000 in 1994 and $672,000 for the six months ended June 30, 1995.

     At June 30, 1995, the Company had invested $4.1 million in inventories, the majority of which were pagers, compared to $4.6 million at December 31, 1994. The decrease was due to better inventory management as the SuperCenters generated operating efficiencies. Inventory balances are expected to remain at higher levels than in prior years as a result of acquisitions and increased subscriber growth.

     Except for those assets acquired through acquisitions, the Company expects to meet its capital requirements in 1995 with cash generated from operations. Although the Company had no material binding commitments to acquire capital equipment at June 30, 1995, the Company anticipates capital expenditures for the remainder of 1995 to be approximately $9.9 million for the purchase of pagers and system equipment for its current paging systems' operations and $1.5 million for the manufacture of TracPacs and the purchase of system equipment for its security systems' operations.

PRIVATE PLACEMENT OF $100 MILLION OF OLD NOTES


     In June 1995, the Company completed the private placement of the Old Notes. Proceeds to the Company from the sale of the Old Notes, after deducting discounts, commissions and offering expenses, were approximately $95.6 million. The Company used approximately $49.4 million of the net proceeds to repay all indebtedness outstanding under the Credit Facility. The Company expects to use the remaining proceeds to pursue the Company's acquisition strategy, to purchase frequency rights, to make capital expenditures for buildout of the Company's regional paging systems and for enhanced services, and for working capital and general corporate purposes.

     The Notes are general unsecured obligations of the Company and are subordinated to all existing and future Senior Debt of the Company. The indenture provides that the Company may not incur any debt that is subordinate in right of payment to the Senior Debt and senior in right of payment to the Notes. The indenture also contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur indebtedness, pay dividends, engage in transactions with affiliates, sell assets and engage in certain other transactions.

CREDIT FACILITY

     The Credit Facility was amended and restated in February 1995 to increase the amount of available credit from $52 million to $125 million. The Credit Facility was subsequently amended in June 1995. The Credit Facility is a revolving line of credit which, in February 1997, will convert to a five and one-half year term loan maturing in July 2002. The term loan may be repaid at any time and will be payable in quarterly installments, based on the principal amount outstanding on the conversion date, in amounts ranging from 3.25% initially to 5.75% over five and one-half years.

     Concurrent with the Company's offering of the Old Notes, the Credit Facility was amended by and among the Company and its lenders to permit issuance of the Notes. The approximate $49.9 million outstanding under the Credit Facility was repaid with the proceeds of the offering of the Old Notes. See "Description of Credit Facility."

ACQUISITIONS

     In early 1993, the Company announced its plans to commence a program of acquiring businesses that serve the commercial paging market and offer operational synergies when integrated within the Company's SuperCenters. During 1994, the Company acquired all of the outstanding capital stock of Contact, substantially all of the paging assets of Radio Call and High Tech and substantially all of the Chicago-area paging assets of ChiComm for $19.0 million, $7.8 million, $900,000 and $9.8 million, respectively. In the first six months of 1995, the Company has acquired the paging assets of All City for $6.4 million, Signet for $9.0 million and Carrier for $6.5 million and all the outstanding capital stock of Metropolitan for $21.0 million. In July 1995, the Company acquired the paging assets of Americom for $17.5 million. In September 1995, the Company acquired the paging assets of Lewis for $5.3 million and Gold Coast for $2.3 million. The Completed Acquisitions were all accounted for as purchases and were funded either by borrowings under the Credit Facility or proceeds from the sale of the Old Notes. Also in 1995, the Company signed letters of intent or definitive agreements to purchase the paging assets of Signet Raleigh, Sun, P&C, Page One, RCS and Nationwide and all of the outstanding capital stock of Apple, Williams, Total and AGR. The Pending Acquisitions are expected to close in late 1995 or early 1996 and will be funded by proceeds from the sale of the Old Notes, borrowings under the Credit Facility and issuances of shares of Common Stock of the Company. The Pending Acquisitions are subject to various conditions, including FCC, regulatory and other third-party approvals and the execution of definitive agreements.


     The Company has Deferred Payments outstanding related to the High Tech, Signet, Carrier and All City acquisitions of $200,000, $4.2 million, $3.0 million and $350,000, respectively, which are due and payable one year from the closing of the respective transactions. These balances are payable, at the Company's discretion, either in cash or shares of the Company's Common Stock based on current market value at the date of payment. With regard to Contact, Radio Call, Metropolitan and Gold Coast, the purchase price was paid in full at closing. In addition, the Company has an $8.7 million Deferred Payment related to the Americom acquisition and a $2.1 million Deferred Payment related to the Lewis acquisition, both of which closed subsequent to the end of the second quarter.

     On August 1, 1995, the Company issued 44,166 shares of its Common Stock to ChiComm in payment of the $950,000 deferred portion of the purchase price of ChiComm.

                         DESCRIPTION OF CREDIT FACILITY

   On February 9, 1995, the Company amended and restated its former credit facility with First Chicago, increasing its existing $52 million revolving line of credit to $125 million. The Company uses the Credit Facility for working capital purposes and for acquisitions approved by the lenders under the Credit Facility (the "Lenders"). Borrowings by the Company are guaranteed by the Company's subsidiaries and are secured by all of the assets of the Company and its subsidiaries. The availability of advances under the Credit Facility is conditioned on the continued maintenance of certain specified financial and operating covenants, including a prohibition on the payment of dividends or other distributions on the Company's Common Stock. A portion of the proceeds of the offering of the Old Notes was used to repay all outstanding balances under the Credit Facility. Concurrent with the offering of the Old Notes, the Company and the Lenders amended the Credit Facility to, among other things, permit the issuance of the Old Notes. Immediately following the completion of the offering of the Old Notes, the Company had approximately $31.3 million in borrowing availability under the Credit Facility.

   The Credit Facility consists of a revolving line of credit which, in February 1997, will convert to a five and one half year term loan maturing in July 2002. The term loan may be repaid at any time and will be payable in quarterly installments, based on the principal amount outstanding on the conversion date, in amounts ranging from 3.25% initially to 5.75% quarterly over five and one half years. The borrowings bear interest, at the Company's designation, at either (i) the greater of First Chicago's corporate base rate or the Federal Funds Rate, plus a margin of up to 1.25%, or (ii) LIBOR, plus a margin of up to 2.5%. In addition, a commitment fee is required on the revolving line of credit at .5% per annum computed on the daily unused portion of the available loan commitment.

   The Credit Facility requires that the interest expense on 50% of the aggregate principal amount of outstanding indebtedness of the Company be effectively fixed at a prevailing market rate through either (i) the issuance of indebtedness bearing interest at a fixed rate or (ii) interest exchange or insurance agreements to effectively convert a portion of its floating rate debt to a fixed rate basis. At March 31, 1995, none of the outstanding borrowings under the Credit Agreement were subject to hedging agreements.

                             THE EXCHANGE OFFER

PURPOSE AND EFFECT

   The Old Notes were sold by the Company on June 15, 1995 in a private placement. In connection with that placement, the Company entered into the Registration Rights Agreement, which requires that the Company file a registration statement under the Securities Act with respect to the New Notes and, upon the effectiveness of that registration statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that the Company must use its best efforts to cause the registration statement with respect to the Exchange Offer to be declared effective within 105 days following the original issuance of the Old Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part. As a result of the filing and the effectiveness of the registration statement, certain prospective increases in the interest rate on the Old Notes provided for in the Registration Rights Agreement and the Indenture will not occur.
Following the completion of the Exchange Offer, holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon completion of the Exchange Offer.

   In order to participate in the Exchange Offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of the New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes, and (iv) neither the holder nor any such other person is an "affiliate" (as defined under Rule 405 promulgated under the Securities Act) of the Company.

   The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Notes or the New Notes.

   Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions discussed herein, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving the New Notes, whether or not that person is the holder (other than any such holder or such other person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old
Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. Based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that, except as set forth in the next sentence, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

   Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

   The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were, and the New Notes will be, issued.

   As of the date of this Prospectus, $100,000,000 aggregate principal amount of the Old Notes were outstanding. The Company has fixed the close of
business on          , 1995 as the  record date for the Exchange Offer for
purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there
were        registered holders of the Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

   The Company shall be deemed to have accepted validly tendered Old Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

   Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange
Offer.  See "The Exchange Offer -- Solicitation of Tenders; Fees and
Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

   The term "Expiration Date" shall mean 5:00 p.m., New York City time,
on          , 1995, unless the Company, in its sole discretion,
extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "The Exchange Offer -- Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner.

INTEREST ON THE NEW NOTES

   The New Notes will bear interest from June 15, 1995, the date of original issuance of the Old Notes. No interest will be paid on the Old Notes accepted for exchange.

PROCEDURES FOR TENDERING

   Only a holder of Old Notes may tender the Old Notes in the Exchange Offer. Except as set forth under "The Exchange Offer --Book Entry Transfer," to tender in the Exchange Offer a holder must complete, sign and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or copy to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "The Exchange Offer -- Exchange Agent" prior to the Expiration Date.

   The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

   THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

   Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old

Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

   If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

   If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal unless waived by the Company.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

   In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "The Exchange Offer -- Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

   By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

   In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

   The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility system may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

   The DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through the DTC. To accept the Exchange Offer through ATOP, participants in the DTC must send electronic instructions to the DTC through the DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. The DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to the DTC and transmitted by the DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

   If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the

Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

   Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

   For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering" at any time on or prior to the Expiration Date.

CONDITIONS

   Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

      (a) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission; or

      (b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

      (c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer.

   If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "The Exchange Offer -- Withdrawal Rights") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five-to-ten-business-day period.

EXCHANGE AGENT

   All executed Letters of Transmittal should be directed to the Exchange Agent. First Interstate Bank of Texas, N.A., has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                       BY REGISTERED OR CERTIFIED MAIL,
                       BY OVERNIGHT COURIER OR BY HAND:

                     First Interstate Bank of Texas, N.A.
                           Attention: Danny Ampaya
                           Debt Operations, A86-9
                           26610 West Agoura Road
                             Calabasas, CA 91302

                                BY FACSIMILE:
                                (818) 880-3090
                           Attention: Danny Ampaya


                            CONFIRM BY TELEPHONE:
                                (818) 880-7132

SOLICITATIONS OF TENDERS; FEES AND EXPENSES

   The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

   The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

   The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

   Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                     CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion is a summary of certain federal income tax considerations relevant to the exchange of Old Notes for New Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

   EACH HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

   The exchange of Old Notes for New Notes should not be an exchange or otherwise a taxable event to a holder for federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

                    DESCRIPTION OF NEW NOTES

GENERAL

     The Old Notes were, and the New Notes will be, issued pursuant to an Indenture, dated as of June 15, 1995 (the "Indenture"), between the Company and First Interstate Bank of Texas, N.A., as trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer. Upon the issuance of the New Notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, including the definitions therein of certain terms used below. The Company will provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, upon such person's written or oral request, copies of the Indenture and the Registration Rights Agreement. Any such request should be delivered to ProNet Inc., 600 Data Drive, Suite 100, Plano, Texas 75075 (telephone number (214) 964-9500), Attention: Jan E. Gaulding. Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given them in the Indenture. The definitions of certain terms used in the following summary are set forth below under "Description of New Notes -- Certain Definitions."


     The Notes will be general unsecured senior subordinated obligations of the Company and will be subordinate and junior in right of payment to substantially all of the outstanding indebtedness of the Company and its subsidiaries, including all existing and future Senior Debt of the Company.


     The Notes will be limited to an aggregate principal amount of $100 million and will mature in 2005.

     Interest on the Notes will be payable in cash semi-annually, on each June 15 and December 15 (each an "Interest Payment Date"), commencing December 15, 1995, to the persons in whose names the Notes are registered at the close of business on the preceding June 1 and December 1, as the case may be. Interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, commencing June 15, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Notes will bear interest until maturity at the rate set forth on the cover page of this Prospectus.

     The Notes are issuable only in registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. Principal and premium, if any, and interest on each Note will be payable and the Notes may be presented for transfer or exchange at the office or agency of the Company maintained for such purpose. At the option of the Company, payment of interest may be made by check mailed to registered holders of the Notes at the addresses set forth on the registry books maintained by the Trustee, who will initially act as registrar for the Notes. No service charge will be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 4.1, 4.6) Unless otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee. (Section 4.2)

     Old Notes that remain outstanding after the consummation of the Exchange Offer and New Notes issued in connection with the Exchange Offer will be entitled to vote or consent on all matters as a single class of securities under the Indenture.

SUBORDINATION

     The Notes will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest on such Senior Debt before the holders of Notes are entitled to receive any payment of principal of (and premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes by the Company or any subsidiary of the Company. In the event that notwithstanding the foregoing, the Trustee or the holder of any Note receives any payment or distribution of assets of the Company of any kind or character (excluding shares of Capital Stock of the Company or securities of the Company provided for in a plan of reorganization or readjustment which are subordinate in right of payment to all Senior Debt to substantially the same extent as the Notes are so subordinated) before all the Senior Debt is paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full. (Section 11.2)

     The Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on Senior Debt, the payment of commitment or facility fees, letter of credit fees and agency fees under the Credit Facility, and payments with respect to letter of credit reimbursement arrangements with one or more lenders under the Credit Facility when due (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) with respect to any Senior Debt permitting, or which with the giving of notice or lapse of time (or both) would permit, the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and the Company and the Trustee have received written notice thereof from the agent bank for the Credit Facility or from an authorized person on behalf of any Designated Senior Debt, then the Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice and ending on the earlier of (x) 179 days after such date and (y) the date, if any, on which the Senior Debt to which such default relates is discharged or such default is waived or otherwise cured. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the holder of any Note prohibited by the subordination provisions, then such payment will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt. (Section 11.2) For the purposes hereof, "Designated Senior Debt" means any Senior Debt (other than under the Credit Facility) in an original principal amount of not less than $5 million where the instrument governing such Senior Debt expressly states that such Debt is "Designated Senior Debt" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee. (Section 1.1)

     By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Debt or of the Notes may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Notes.

     The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes as described under "Description of New Notes -- Defeasance." (Article 8)

     As of March 31, 1995, after giving pro forma effect to certain acquisitions and the sale of the Old Notes and the application of the proceeds therefrom, the Company would have had approximately $21.3 million of Senior Debt outstanding. See "Use of Proceeds" and "Capitalization." The Company may from time to time hereafter incur additional Debt constituting Senior Debt under the Credit Facility or otherwise, subject to the provisions of "Limitation on Consolidated Debt" described below.

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to June 15, 2000. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to but not including the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

                    Year                          Percentage
                    2000. . . . . . . . . . . . .  105.938%
                    2001. . . . . . . . . . . . .  103.958%
                    2002. . . . . . . . . . . . .  101.979%
                    2003 and 2004 . . . . . . . .  100.000%

     The Notes will not have the benefit of any sinking fund payments obligations.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed or to be purchased pursuant to any purchase offer required under the Indenture, at any time, selection of Notes for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, PROVIDED, that no Notes with a principal amount of $1,000 or less shall be redeemed or purchased in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at the last address for such holder then shown on the registry books. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed or unpurchased portion will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption or purchase date, interest will cease to accrue on the Notes or portions of them called for redemption or purchase.

CERTAIN COVENANTS

      The  Indenture contains, among others, the following covenants:

LIMITATION ON CONSOLIDATED DEBT

     The Company may not, and may not permit its Subsidiaries to, directly or indirectly, create, incur, assume, become liable for or guarantee the payment of (collectively, "incur") any Debt (including Acquired Debt), PROVIDED, HOWEVER, that the Company may incur Debt (including Acquired Debt) and may permit a Subsidiary to incur Acquired Debt if immediately thereafter the ratio of the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet to Pro Forma Consolidated Cash Flow for the preceding four full fiscal quarters, determined on a pro forma basis as if any such Debt had been incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.

     Notwithstanding the foregoing, the Company may, and may permit its Subsidiaries to, incur the following without regard to the foregoing limitation and without duplication: (i) Debt of the Company under the Credit Facility in an aggregate principal amount not to exceed $125 million at any one time outstanding; (ii) Guarantees by Subsidiaries of Debt permitted by clause (i); (iii) Debt of the Company evidenced by the Notes; (iv) Debt owed by the Company to any wholly owned Subsidiary of the Company or owed by any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company (but only so long as such Debt is held by the Company or such wholly owned Subsidiary); (v) Debt outstanding on the date the Notes are originally issued under the Indenture; (vi) Permitted Deferred Payments; (vii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED that such Debt is extinguished within two Business Days of its incurrence; (viii) Refinancing Debt; and (ix) renewals of Guarantees permitted by clause (ii) above. (Section 4.9)

     For purposes of determining any particular amount of Debt under this covenant, Guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included. For the purpose of determining compliance with this covenant, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses; and (B) the amount of Debt issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles. (Section 4.9)

LIMITATION ON CERTAIN DEBT

     So long as any of the Notes are outstanding the Company will not incur or suffer to exist any Debt (other than (i) the Notes and (ii) any pari passu
Debt) that is by its terms subordinate in right of payment to any other Debt of the Company unless such Debt is also subordinate by its terms in right of payment to the Notes. (Section 4.10)

LIMITATION ON RESTRICTED PAYMENTS

     The Company may not, and may not permit any of its Subsidiaries to, (i) directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof (including pursuant to a merger or consolidation of the Company, but excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock)), other than dividends or distributions payable to the Company or any wholly owned Subsidiary of the Company, or by a Subsidiary of the Company to a holder who is not the Company or a wholly owned Subsidiary of the Company, provided that such dividend or distribution is paid to all of the holders of the Capital Stock of the payor of such dividend, pro rata in accordance with their respective interests, (ii) directly or indirectly, purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person or (b) any options, warrants, or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person, (iii) make any loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Affiliate or any Related Person (other than the Company or a Subsidiary of the Company), inclusive of any loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Affiliate or Related Person by the Company pursuant to a transaction whereby any such Affiliate or Related Person becomes an Affiliate or Related Person, but exclusive of any loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Person by the Company or a Subsidiary of the Company pursuant to a transaction whereby any such Person becomes a Subsidiary of the Company, in each case unless otherwise prohibited by the terms of the Indenture, or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment (other than with the proceeds of Refinancing Debt) Debt of the Company which is subordinate in right of payment to the Notes (each of clauses (i) through (iv) being a "Restricted Payment"), if at the time of such Restricted Payment, or after giving effect thereto: (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, (2) the Company could not incur $1.00 of additional Debt under the first paragraph of the "Limitation on Consolidated Debt" covenant, above, or (3) the aggregate of all Restricted Payments from the date of the Indenture exceeds the sum of: (a) the remainder of (x) 100% of cumulative Free Cash Flow after June 30, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available minus (y) the product of 2.0 times cumulative Consolidated Fixed Charges after June 30, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available; and (b) after the date of the Indenture, 100% of the aggregate net proceeds from the issuance of Capital Stock (other than Redeemable Stock) of the Company and options, warrants or other rights on Capital Stock (other than Redeemable Stock) of the Company and the principal amount of Debt of the Company that has been converted into Capital Stock (other than Redeemable Stock) of the Company.

     The foregoing provision will not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision; (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Capital Stock (other than Redeemable Stock) of the Company; (iii) the purchase, redemption, defeasance or other acquisition or retirement of Debt of the Company which is subordinate in right of payment to the Notes, in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent (a) issue or sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, or (b) incurrence of Refinancing Debt with respect to such subordinated Debt; or (iv) investments in telecommunications businesses in an aggregate amount not exceeding $10.0 million; PROVIDED that no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a result, of any of the actions contemplated in clauses (ii) and
(iii) above. Any payment made pursuant to clauses (i) through (iii) (other than subclause (iii)(b)) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments under the preceding paragraph. (Section 4.11)

LIMITATION ON DISTRIBUTIONS BY AND TRANSFERS TO SUBSIDIARIES, ETC.

     The Company may not, and may not permit any Subsidiary of the Company to, create, assume or otherwise suffer to exist any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary of the Company; (ii) make loans or advances to the Company or any Subsidiary of the Company; or (iii) transfer any of its property or assets to the Company or a Subsidiary of the Company. Notwithstanding the foregoing, the Company may, and may permit any of its Subsidiaries to, create, assume or otherwise suffer to exist any such encumbrances or restrictions on the ability of any Subsidiary of the Company if and to the extent (i) subject to the provision described under "Limitation on Mergers, Consolidations and Certain Sales of Assets," such encumbrance or restriction existed prior to the time any Person became a Subsidiary of the Company and such restriction or encumbrance was not incurred in anticipation of such acquisition of such Person by the Company; (ii) subject to the provisions described under "Limitation on Mergers, Consolidations and Certain Sales of Assets," "Limitation on Certain Asset Dispositions" and "Limitation on Issuances and Sales of Capital Stock of Subsidiaries," such encumbrance or restriction exists by reason of a customary merger or acquisition agreement for the purchase or acquisition of the stock or assets of the Company or any of its Subsidiaries by another Person; (iii) such encumbrance or restriction is contained in an operating lease for real property and is effective only upon the occurrence and during the continuance of a default in the payment of rent; (iv) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions; (v) such encumbrance or restriction is the result of applicable statute, regulation or administrative rule which restricts the transfer of licenses or permits; and (vi) such encumbrance or restriction is contained in the Credit Facility on the date of the Indenture, including any amendment, modification, supplementation, restatement or replacement of such Credit Facility, PROVIDED that the terms and conditions of such amendment, modification, supplementation, restatement or replacement in respect of such encumbrance or restriction are not less favorable to the holders of the Notes than the terms and conditions in respect of such encumbrance or restriction of the Credit Facility on the date of the Indenture. (Section 4.12)

LIMITATION ON LIENS

     The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon or in respect of any of its property or assets to secure any Debt which is pari passu with or subordinate in right of payment to the Notes, unless the Notes are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien; PROVIDED, HOWEVER, that if such Debt is expressly subordinate to the Notes, the Lien securing such subordinated Debt shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such subordinated Debt shall have with respect to the Notes. (Section 4.13)

LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

     The Company may not, and may not permit any Subsidiary of the Company to, directly or indirectly, enter into any transaction or series of transactions after the date of the Indenture with any Affiliate or Related Person (other than the Company or a wholly owned Subsidiary of the Company), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; and (ii) if such transaction or series of transactions involves aggregate consideration in excess of $1 million, then such transaction or series of transactions is approved by a majority of the Board of Directors of the Company, including the approval of a majority of the independent, disinterested directors, and is evidenced by a resolution of the Board of Directors of the Company. Any such transaction or series of transactions shall be conclusively deemed to be on terms no less favorable to the Company or such Subsidiary than those that could be obtained in an arm's-length transaction if such transaction or transactions are approved by a majority of the Board of Directors of the Company, including a majority of the independent disinterested directors, and are evidenced by a resolution of the Board of Directors of the Company. (Section 4.14)

     This covenant will not apply to (a) transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that are entered into in the ordinary course of business, (b) the payment of reasonable and customary regular fees and expenses to directors of the Company, (c) the making of indemnification, contribution or similar payments to any director or officer of the Company or any Subsidiary of the Company under the Company's or such Subsidiary's charter or bylaws (as each may be amended after the date of this Prospectus) or any indemnification or similar agreement between the Company or any such Subsidiary and any of its directors or officers (collectively, the "Indemnification Agreements") or (d) the entering into any Indemnification Agreements with any current or future directors or officers of the Company or any Subsidiary of the Company. (Section 4.14)

LIMITATION ON CERTAIN ASSET DISPOSITIONS

     The Company may not, and may not permit any Subsidiary of the Company to, make any Asset Disposition in one or more transactions unless: (i) the Company (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors of the Company; (ii) at least 80% of the consideration for such Asset Disposition consists of cash or readily marketable cash equivalents or the assumption of Senior Debt or pari passu Debt of the Company and release from all liability on such Senior Debt or pari passu Debt; and (iii) all Net Available Proceeds of such Asset Disposition, less any amounts invested within 180 days of such Asset Disposition in assets related to the business of the Company, are applied within 180 days of such Asset Disposition, (a) first to the permanent reduction of any Debt then outstanding under the Credit Facility to the extent the terms of the Credit Facility require such application or prohibit prepayment of the Notes, (b) second, to the repayment of any other Senior Debt to the extent the terms of such Debt require such application or prohibit prepayment of the Notes, and (c) third, to the extent remaining Net Available Proceeds, together with any remaining Net Available Proceeds from any prior Asset Disposition, exceed $3 million, to make an offer to purchase, on a pro rata basis according to their respective principal amounts then outstanding (or accreted value, as the case may be), the outstanding Notes and pari passu Debt, at 100% of their principal amount (or accreted value, as the case may be) plus accrued interest to the date of the purchase.

     Notwithstanding the foregoing, the Company shall not be required to repurchase or redeem Notes or to repay other Debt pursuant to clause (iii) above until the Net Available Proceeds from any Asset Disposition together with the Net Available Proceeds from any prior Asset Disposition not otherwise applied in accordance with clauses (a), (b) or (c) of the preceding paragraph, less any amounts invested within 180 days of such disposition or dispositions in assets related to the business of the Company, exceed $5 million. To the extent that the aggregate purchase price of the Notes tendered pursuant to such an offer to purchase is less than the aggregate purchase price offered in such offer, the Company may use such shortfall for general corporate purposes. The Company shall not be entitled to any credit against such obligation to purchase Notes for the principal amount of any Notes acquired by the Company other than pursuant to such offer to purchase. These provisions will not apply to a transaction which is permitted under the provisions described under "Limitation on Mergers, Consolidations and Certain Sales of Assets." (Section 4.15)

     Subject to the provisions described under "Limitation on Mergers, Consolidations and Certain Sales of Assets" below, the provisions of this covenant shall not apply to any Asset Disposition which is part of an Asset Exchange Transaction if (i) the Board of Directors of the Company shall determine that the Asset Exchange Transaction is fair and reasonable to, and in the best interests of, the Company, which determination shall be evidenced by a resolution of the Board of Directors of the Company filed with the Trustee and (ii) in the event (a) the properties and assets of the Company or a Subsidiary of the Company to be transferred in such Asset Exchange Transaction or the properties and assets of the Subsidiary of the Company whose Capital Stock is being transferred in such Asset Exchange Transaction represent $5 million or more as reflected in the most recent quarterly or annual consolidated balance sheet of the Company and its Subsidiaries prior to such Asset Exchange Transaction and (b) such transfer is made to an Affiliate or Related Person, the Company shall have obtained the written opinion of an independent financial advisor stating that the Asset Exchange Transaction is fair to the Company from a financial point of view or the determination under (i) above shall have been made by a majority of the disinterested directors of the Company. (Section 4.15)

LIMITATION  ON  ISSUANCES AND SALES OF CAPITAL  STOCK  OF SUBSIDIARIES

     The Company (i) shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of such or any other Subsidiary to any Person (other than the Company or a wholly owned Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary owned by the Company or such other Subsidiary and the Net Available Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with "Limitation on Certain Asset Dispositions" and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than the Company or a wholly owned Subsidiary of the Company. (Section 4.16)

LIMITATION ON MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

     The Company (i) may not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or any Subsidiary of the Company (in a transaction in which such Subsidiary remains a Subsidiary of the Company); (ii) may not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets; (iii) may not, and may not permit any Subsidiary of the Company to, directly or indirectly, acquire Capital Stock of any other Person such that such Person becomes a Subsidiary of the Company; and (iv) may not, and may not permit any Subsidiary of the Company to, directly or indirectly, purchase, lease or otherwise acquire (x) all or substantially all of the assets or (y) any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person unless: (1) immediately before and after giving effect to such transaction and treating any Debt incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default, shall have occurred and be continuing; (2) in a transaction in which the Company does not survive or in which the Company conveys, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; and (3) immediately after giving effect to such transaction, the Company or the successor entity to the Company could incur at least $1.00 of additional Debt pursuant to the first paragraph of the "Limitation on Consolidated Debt" covenant above; PROVIDED, HOWEVER, that the provisions of this clause (3) shall not apply to transactions described in clauses (i) through (iv) above which are (x) between the Company and one or more of its wholly owned Subsidiaries or (y) between two or more wholly owned Subsidiaries of the Company.

     Notwithstanding clause (3) above, the Company or any Subsidiary of the Company may acquire the Capital Stock of a Person in a transaction in which such Person becomes a Subsidiary of the Company or directly or indirectly purchase, lease or otherwise acquire (x) all or substantially all of the assets or (y) any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person so long as (a) the sum of the consideration paid for such Capital Stock or assets and the Debt assumed in connection therewith plus the sum of the aggregate amount of consideration paid for all other such acquisitions consummated during the twelve-month period immediately preceding the date of such acquisition and the Debt incurred in connection therewith does not exceed 5% of Consolidated Tangible Assets of the Company immediately prior to such acquisition. (Article 5)

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of the Notes shall have the right to require that the Company repurchase such holder's Notes, in whole or in part (equal to $1,000 or integral multiples of $1,000), at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, pursuant to the offer described in the succeeding paragraph (the "Change of Control Offer").

     Within 30 days following any Change of Control, the Company shall mail a notice to each holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase such holder's Notes, in whole or in part (equal to $1,000 or integral multiples of $1,000), at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase; (ii) the circumstances and relevant facts regarding such Change of Control (including relevant information with respect to the transaction giving rise to such Change of Control and, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date"); (iv) that any Note not tendered will continue to accrue interest; (v) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date; (vi) subject to certain conditions, that holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form titled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent (which may be the Company) at the address specified in the notice prior to the close of business on the Repurchase Date; (vii) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes the holder delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased; and (viii) that holders which elect to have their Notes purchased only in part will be issued Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

     On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee or a paying agent (or segregate, if the Company is acting as its own paying agent) money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted, together with an officers' certificate stating the Notes or portions thereof which are thereby tendered to the Company. The Trustee or a paying agent shall promptly mail to the holders of Notes such accepted payment in an amount equal to the purchase price and promptly authenticate and mail to such holders a new Note in a principal amount equal to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date. (Section 4.17)

     In the event a Change of Control occurs and any repurchase pursuant to the foregoing constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to such repurchase. The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company.


     The Company's ability to repurchase Notes upon a Change of Control may be limited by the terms of its then existing contractual obligations. The Credit Facility provides that the repurchase of the Notes upon a Change of Control will constitute a default under the Credit Facility, and any future credit agreements or other agreements relating to Senior Debt may contain similar provisions. If the Company makes a Change of Control Offer following a Change of Control, the Company may not have adequate financial resources to repurchase all Notes tendered. The Company's failure to repurchase tendered Notes or to make a Change of Control Offer following a Change of Control would constitute an Event of Default under the Indenture, but the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. As a result, investors should anticipate that, without the consent of the lenders under the Credit Facility, the Company may not be able to consummate a transaction involving a Change of Control.


EVENTS OF DEFAULT

     The following are Events of Default with respect to the Notes: (a) failure to pay any interest on any Note when due, continued for 30 days; (b) failure to pay principal of (or premium, if any, on) any Note when due; (c) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "Limitation on Certain Asset Dispositions" and "Change of Control" when due and payable;
(d) failure to perform or comply with the provisions described under "Limitation on Mergers, Consolidations and Certain Sales of Assets"; (e) failure to perform or breach of any other covenant or warranty of the Company in the Indenture, continued for 60 days after written notice from the Trustee or holders of at least 25% in principal amount of the outstanding Notes as provided in the Indenture; (f) a default shall have occurred under any bonds, debentures, notes or other evidences of indebtedness of the Company or any Subsidiary of the Company or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness by the Company or any Subsidiary of the Company, in any case with a principal amount of at least $2 million outstanding, and such indebtedness already is due and payable in full or such default has resulted in the acceleration of the maturity of such indebtedness, in each case after a period of five days during which period such default shall not have been cured or such acceleration shall not have been rescinded; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an aggregate amount in excess of $2 million which remain unstayed, in effect and unpaid for a period of 60 consecutive days thereafter; and (h) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary of the Company. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 6.1)

     If an Event of Default (other than Events of Default with respect to certain events of bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary of the Company) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; PROVIDED, HOWEVER, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If a specified Event of Default with respect to certain event of bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary of the Company occurs, the principal of the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes. (Section 6.2) For information as to waiver of defaults, see "Modification and Waiver."

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 6.6) However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note. (Section 6.7)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 4.4)

DEFEASANCE

     The Indenture will provide that (A) if applicable, the Company will be discharged from any and all obligations in respect of the outstanding Notes (including the provisions described under "Subordination") or (B) if applicable, the Company may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding Notes. With respect to clause (B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in an opinion of counsel to the Company provides that holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), the Company has delivered to the Trustee an opinion of counsel to the Company to the effect that the holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; (iii) no default on any Senior Debt shall have occurred and be continuing; and (iv) certain other customary conditions precedent are satisfied. (Article 8)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (a) change the stated maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of (or the premium) or interest on, any Note, (c) change the place or currency of payment of principal of (or the premium) or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture,
(f) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, (h) modify any of the provisions of the Indenture relating to the subordination of the Notes in a manner adverse to such holders, or (i) following the mailing of an offer with respect to an Offer to Purchase the Notes as described under "Limitation on Certain Asset Dispositions" and "Change of Control," modify the Indenture with respect to such Offer to Purchase in a manner adverse to such holders. (Sections 9.1, 9.2)

     The holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 9.2) The holders of a majority in aggregate principal amount of the outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest. (Section 6.4)

REPORTS

     So long as the Notes are outstanding, the Company will furnish to the holders thereof such quarterly and annual consolidated financial reports as the Company is required to file with the Commission under the Exchange Act or similar reports in the event the Company is not at the time required to file such reports with the Commission. (Section 4.7)

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (Section 7.1)

     The Indenture contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate; PROVIDED, HOWEVER, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 1.1)

     "Acquired Debt" means (i) Debt of a Person existing at the time such Person was acquired (by merger, consolidation or otherwise) by the Company or a Subsidiary of the Company, PROVIDED that such Debt was not incurred in connection with or in contemplation of the acquisition of such Person and
(ii) every obligation of such Person issued as the deferred purchase price, to the extent payable within one year, of property (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business).

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a wholly owned Subsidiary of such Person or by such Person to a wholly owned Subsidiary of such Person, and excluding the creation of a lien, pledge or security interest) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business, in any case where the consideration received by such Person or a Subsidiary of such Person exceeds $1 million.

     "Asset Exchange Transaction" means (i) any transaction pursuant to which properties or assets of the Company or a Subsidiary of the Company constituting a paging system within a geographically identifiable area and related properties and assets (an "Identifiable Paging System") or all of the shares of Capital Stock of a Subsidiary of the Company, the properties and assets of which constitute an Identifiable Paging System, are to be exchanged for properties or assets constituting an Identifiable Paging System of another Person or all of the shares of Capital Stock of another Person the properties and assets of which constitute an Identifiable Paging System or (ii) any transaction pursuant to which licenses for frequencies (for purposes other than paging) or related agreements and related properties or assets of the Company or a Subsidiary of the Company ("Non-Paging Licenses") or all of the shares of Capital Stock of a Subsidiary of the Company, the properties and assets of which constitute Non-Paging Licenses, are to be exchanged for properties or assets constituting Non-Paging Licenses of another Person or all of the shares of Capital Stock of another Person the properties and assets of which constitute  Non-Paging Licenses.

     "Attributable Debt" in respect of a sale and leaseback means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all direct and indirect expenditures (including capitalized interest) of such Person during such period which are required to be included in property, plant or equipment or similar tangible property account, including, without limitation, additions to equipment and leasehold improvements, on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with generally accepted accounting principles.

      "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock of such Person.

     "Change of Control" means the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of 6623% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any person or entity or group (as so defined) of persons, or entities (other than any wholly owned Subsidiary of the Company); or (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow" of any Person means for any period the Consolidated Net Income of such Person for such period increased by (i) Consolidated Interest Expense of such Person for such period, plus (ii) the consolidated income tax expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its consolidated Subsidiaries for such period, plus (iv) other non-cash charges deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (v) non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Fixed Charges" of any Person means for any period Consolidated Interest Expense plus Preferred Stock dividends declared and payable in cash.

     "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments of fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with generally accepted accounting principles; and (iv) the interest component of Capital Lease Obligations.

     "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Subsidiaries for such period determined in accordance with generally accepted accounting principles; PROVIDED, that there shall be excluded therefrom (i) the net income (but not the net loss) of any consolidated Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person to the extent of such restrictions, (ii) the net income (or loss) of any Person that is not a consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (iii) gains or losses on Asset Dispositions by such Person or its consolidated Subsidiaries and (iv) all extraordinary gains and extraordinary losses.

     "Consolidated Tangible Assets" of any Person means, at any date, on a consolidated basis, the gross book value determined in accordance with generally accepted accounting principles of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person.

     "Credit Facility" means the credit agreement dated as of June 30, 1994, between the Company and The First National Bank of Chicago, as amended and restated as of February 9, 1995, and further amended as of June 12, 1995, and as the same may be amended (including any amendment and restatement thereof), modified, supplemented, restated or replaced from time to time.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) Attributable Debt of such Person, (vii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     "Free Cash Flow" of any Person means, for any period, Consolidated Cash Flow of such Person minus Capital Expenditures of such Person for such period.

     "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, security interest, lien, charge, encumbrance of any kind in respect of such properties or assets or other security agreement (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, and (iv) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition.

     "Permitted Deferred Payments" means Debt incurred by the Company or any of its Subsidiaries in connection with the acquisitions of, and payable to the sellers of, the paging assets of Americom, Gold Coast, Denton, MetroTones, Lewis and the capital stock of Page East (provided that the aggregate principal amount thereof does not exceed $12.7 million).

     "Permitted Liens" means: (i) Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to ERISA; (ii) Liens securing performance, surety, and appeal bonds and other obligations of like nature incurred in the ordinary course of business; (iii) Liens on goods and documents securing trade letters of credit; (iv) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendor's liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings; (v) Liens securing the payment of taxes, assessments, and governmental charges or levies (a) either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and (b) as to which adequate reserves shall have been established on the books of the relevant corporation in conformity with generally accepted accounting principles;
(vi) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries or the value of such property for the purpose of such business; (vii) purchase money Liens upon any property or equipment acquired or held in the ordinary course of business to secure Debt incurred prior to, at the time of, or within 60 days after the acquisition of such property or equipment solely for the purpose of financing the acquisition of such property or equipment; (viii) Liens on property existing at the time such property is acquired and Liens on the assets of any Subsidiary of the Company at the time such Subsidiary is acquired, provided such Liens apply only to such acquired property; (ix) Liens existing as of the date of the Indenture; (x) Liens securing Debt incurred for the purpose of financing all or any part of the cost of acquiring assets (whether by merger, consolidation, purchase of assets or otherwise), PROVIDED that such Debt is incurred prior to, at the time of, or within 60 days after the acquisition of such assets solely for the purpose of financing the acquisition of such assets in compliance with the provision described under "Limitation on Consolidated Debt" covenant above; (xi) any attachment or judgment Lien, unless the judgment it secures would constitute an Event of Default; (xii) Liens with respect to assets of a Subsidiary granted by such Subsidiary to the Company to secure Debt owing to the Company; (xiii) right of banks to set off deposits against debts owed to said banks; (xiv) any interest or title of a lessor in property of the Company or a Subsidiary of the Company subject to any capitalized lease or operating lease, as each are defined under generally accepted accounting principles;
(xv) other Liens incidental to the conduct of the business of the Company or any of its Subsidiaries, as the case may be, or the ownership of their assets that do not materially detract from the value of the property of the Company or a Subsidiary of the Company subject thereto; (xvi) Liens in addition to the foregoing securing Debt not to exceed, together with Attributable Debt in connection with sale-leaseback transactions, $500,000 in the aggregate outstanding at any time; and (xvii) without limiting the ability of the Company or any of its Subsidiaries to create, incur, assume, or suffer to exist any Lien otherwise permitted under any of the foregoing clauses, any extension, renewal, or replacement, in whole or in part, of any Lien described in the foregoing clauses; PROVIDED, HOWEVER, that any such extension, renewal, or replacement Lien is limited to the property or assets covered by the Lien extended, renewed, or replaced or substitute property or assets, the value of which is determined by the Board of Directors of the Company to be not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

     "Person" means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Pro Forma Consolidated Cash Flow" of any Person means for any period the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or acquisition of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during such period as if such Asset Disposition or acquisition had taken place on the first day of such period.

     "Redeemable Stock" means any equity security that by its terms or otherwise is required to be redeemed prior to the stated maturity of the Notes, or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the Notes.

     "Refinancing Debt" means any Debt of the Company that renews, refunds or extends any Debt of the Company or a Subsidiary of the Company, in any case in an amount not to exceed the outstanding principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing, PROVIDED that, (A) in the case of any refinancing of the Notes or any pari passu Debt, such Refinancing Debt is made pari passu or subordinate in right of payment to the Notes, (B) in the case of any refinancing of Debt that is subordinate in right of payment to the Notes, such Refinancing Debt is made subordinate in right of payment to the Notes, and (C) such Refinancing Debt does not require the payment of all or a portion of the principal thereof (whether pursuant to purchase, redemption, repayment, defeasance, retirement, prepayment, sinking fund payment, payment at stated maturity or otherwise) prior to the final scheduled maturity of the Debt being renewed, refunded or extended.

     "Related Person" means any Person owning (i) 5% or more of the outstanding Common Stock of the Company or a Subsidiary of the Company or
(ii) 5% or more of the Voting Stock of the Company or a Subsidiary of the Company.

     "Senior Debt" means (i) the principal of (and premium, if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, penalties and any obligation of the Company for reimbursement, indemnities and fees relating to, Debt outstanding pursuant to the Credit Facility, (ii) all other Debt of the Company referred to in the definition of Debt other than clauses (vii) and (viii) (with respect to clause (vii) of such definition) thereof, (iii) payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements required by the Credit Facility, where the counterparty to such agreement is a lender under the Credit Facility, and (iv) all renewals, extensions, modifications, refinancings, refundings and amendments of any Debt or payment obligations referred to in clause (i), (ii), or (iii) above (including, without limitation, any interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements that are entered into by the Company for the purpose of modifying, terminating or hedging any agreement that constitutes Senior Debt under clause (iii) above whether or not such modification, termination or hedge was required by the Credit Facility and whether or not the counterparty to such agreement is a lender or former lender under such Credit Facility), unless, in the case of any particular Debt referred to above, (a) such Debt is owed to a Subsidiary of the Company, (b) the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt is not superior in right of payment to the Notes, (c) such Debt is incurred in violation of the Indenture, or (d) such Debt is by its terms subordinate in right of payment in respect of any other Debt of the Company.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof; PROVIDED, that an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of the Indenture.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (other than as provided below but including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, PROVIDED, that (a) either (x) the Subsidiary to be so designated has total assets of $10,000 or less or (y) immediately after giving effect to such designation, the Company could incur $1.00 of additional Debt pursuant to the first paragraph of the "Limitation on Consolidated Debt" covenant and (b) immediately after giving effect to such designation, the Company could make an additional Restricted Payment of $1.00 pursuant to the first paragraph of the "Limitation of Restricted Payments" covenant above; PROVIDED that the holders of Debt thereof do not have direct or indirect recourse against the Company or any Subsidiary of the Company and neither the Company nor any Subsidiary of the Company otherwise has liability, for any payment obligations in respect of such Debt. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED, that immediately after giving effect to such designation, the Company could incur $1.00 of additional Debt pursuant to the first paragraph of the "Limitation on Consolidated Debt" covenant. Any such designation by the Board of Directors of the Company shall be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing the Old Notes were issued, and the certificates representing the New Notes will be issued, in fully registered form, without coupons. The Old Notes are represented by a single, permanent global certificate in definitive, fully registered form without interest coupons (the "Initial Global Note"). Except as described in the next paragraph, the New Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note") and will be deposited with, or on behalf of, the DTC, and registered in the name of Cede & Co., as the DTC's nominee or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement between the DTC and the Trustee. If any holder of Old Notes whose interest in such Old Notes is represented by the Initial Global Note fails to tender in the Exchange Offer, the Company may issue and deliver to such holder a separate certificate representing such holder's Old Notes in registered form without interest coupons.

     New Notes exchanged for Old Notes originally purchased by or transferred to (i) institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") or (ii) QIBs who elect to take physical delivery of their certificates (collectively, "Non-Global Purchasers") will be issued in registered form without interest coupons (the "Certificated Notes"). Upon the transfer to a QIB of Certificated Notes initially issued to a Non-Global Purchaser, such Certificated Notes will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the Global Note.

     The DTC has advised the Company that it is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only thorough the Depository's Participants or the Depository's Indirect Participants.

     The Company has been advised by the Depository that (i) upon deposit of the Global Note, the Depository credited the accounts of Participants designated by the initial purchasers of the Old Notes with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note is shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

     So long as the Global Note holder is the registered owner of any Notes, the Global Note holder will be considered the sole holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Notes.

     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of the Global Note holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Notes (including principal, premium, if any, or interest). The Company believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

CERTIFICATED SECURITIES

      Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the Global Note holder of its Global Note, Notes in such form will be issued to each person that the Global Note holder and the Depository identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or the Depository for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture will require that payments in respect of the Notes (including principal, premium, if any, and interest) be made in immediately available funds.

EXCHANGE OFFER; REGISTRATION RIGHTS AGREEMENT

     The Old Notes were sold by the Company on June 15, 1995 in a private placement. In connection with that placement, the Company entered into the Registration Rights Agreement with the initial purchasers of the Old Notes on or prior to the date of issuance of the Old Notes (the "Issue Date"). The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

     Pursuant to the Registration Rights Agreement, the Company agreed, within 30 days after the Issue Date, to file with the Commission and use its best reasonable efforts to cause to become effective within 105 days after the Issue Date a registration statement (the "Exchange Offer Registration Statement") with respect to the issue of the New Notes and, upon becoming effective, to offer the holders of the Old Notes the opportunity to exchange their Old Notes for the New Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the date of its original issue.

     The New Notes will be issued (i) under the Indenture or (ii) under an indenture substantially similar to the Indenture, which, in either event, will provide that the New Notes will not be subject to transfer restrictions and that the New Notes and the Old Notes of the corresponding series will vote and consent together on all matters as one class and that neither the New Notes nor the Old Notes will have the right to vote or consent as a separate class on any matter.

     The Company will be entitled to close the Exchange Offer provided that it has accepted all Old Notes theretofore validly tendered in accordance with the terms of the Exchange Offer. Old Notes not tendered in the Exchange Offer shall bear interest at the same rates as in effect at the time of issuance of the Old Notes.

     Under current Commission interpretations, the New Notes will in general be freely transferable after the Exchange Offer without further registration under the Securities Act, provided that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such New Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes. However, any Purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretations of the Commission; (ii) will not be able to tender its Old Notes in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the Old Notes (other than certain specified holders) who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company; (ii) any New Notes to be received by it were acquired in the ordinary course of its business; and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. In addition, in connection with any resale of New Notes, any broker-dealer who acquired the Old Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act (which may be this Prospectus).

     The Company has agreed to pay all expenses incident to the Exchange Offer and will indemnify the initial purchasers of the Old Notes against certain liabilities, including liabilities under the Securities Act.

     In the event that, due to any change in law or the current interpretations of the Commission, the Company is not permitted to effect such Exchange Offer, or if for any reason the Exchange Offer is not consummated within 105 days after the Issue Date, or upon the request of any initial purchaser of the Old Notes (under certain circumstances), the Company will, at its cost, within 30 days after the date of such change in law or interpretations of the Commission (the "Exchange Offering Determination Date"), file a registration statement covering resales of Old Notes (a "Shelf Registration Statement") and will use its best reasonable efforts to cause such Shelf Registration Statement to become effective within 105 days after the Exchange Offer Determination Date and to keep such Shelf Registration Statement effective for three years from the effective date thereof. The Company shall, in the event of a shelf registration, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. The Company shall have the right under certain circumstances to restrict the use of such prospectus upon notice to the holders of the Old Notes (a "Suspension Event Notice"). A holder that sells Old Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a current prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

     If the Company fails to comply with the above provisions, additional interest (the "Additional Interest") shall be assessed as follows:

          (i) if the Exchange Offer Registration Statement or the Shelf Registration Statement is not filed within 30 days following the Issue Date or the Exchange Offer Determination Date, as the case may be, then commencing on the 31st day after the Issue Date or the Exchange Offer Determination Date, as the case may be, Additional Interest shall be accrued on the Old Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 30th day after the Issue Date or the Exchange Offer Determination Date, as the case may be, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

          (ii) if an Exchange Offer Registration Statement or the Shelf Registration Statement is filed pursuant to clause (i) above but is not declared effective within 105 days following the Issue Date or the Exchange Offer Determination Date, as the case may be, then commencing on the 106th day after the Issue Date or the Exchange Offer Determination
     Date, as the case may be, Additional Interest shall be     accrued on the
     Old Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 105th day after the Issue Date or the Exchange Offer Determination Date, as the case may be, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

          (iii) if (A) the Exchange Offer is not consummated within 30 days following the effective date of the Exchange Offer Registration Statement or (B) the Shelf Registration Statement ceases to be effective or the prospectus which is a part thereof cannot be used as a result of a Suspension Event Notice for a period of more than 90 days prior to three years from its original effective date, then Additional Interest shall be accrued on the Old Notes over and above the stated interest at a rate of 0.50% per annum for the first 60 days immediately following (x) the 30 days after the effective date of the Exchange Offer Registration Statement, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective or a Suspension Event has lasted for more than 90 days in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 60-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on the Old Notes may not exceed 1.00% per annum; and, PROVIDED, FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or the Shelf

Registration Statement (in case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the consummation of the Exchange Offer (in the case of clause (iii) (A) above), or (4) upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective prior to three years from its original effective date or the end of the Suspension Event (in the case of clause (iii) (B) above), Additional Interest on the Old Notes as a result of such clause (i),
(ii) or (iii) shall cease to accrue.

                             PLAN OF DISTRIBUTION

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving such New Notes, whether or not such person is the holder (other than any such holder or such other person which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder or such other person and neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes. The Company, however, has not sought, and does not intend to seek, its own no-action letter and there can be no assurance that the Commission's staff would make a similar determination with respect to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for such period of time as such persons must comply with such requirements in order to resell the New Notes.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal for such period of time as such persons must comply with such requirements in order to resell the New Notes. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers.

                                LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Vinson & Elkins L.L.P., Dallas, Texas.

                                   EXPERTS

     The consolidated financial statements of ProNet Inc. for the three years ended December 31, 1994, appearing in ProNet Inc.'s Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as indicated in their report thereon included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Contact Communications, Inc. appearing in one of the documents incorporated herein by reference to the extent and for the periods indicated in their report have been audited by Hiltzik, Schneider, Ehrlich & Wengrover, independent public accountants, as indicated in their report incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Radio Call Company, Inc. appearing in one of the documents incorporated herein by reference have been audited by Cummings & Carroll, P.C., independent public accountants, as indicated in their report incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the RCC Division of Chicago Communication Service, Inc. appearing in one of the documents incorporated herein by reference to the extent and for the periods indicated in their report have been audited by Natarelli & Associates, independent public accountants, as indicated in their report incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

     The financial statements of All City Communication Company, Inc. appearing in one of the documents incorporated herein by reference to the extent and for the periods indicated in their report have been audited by Winter, Kloman, Moter & Repp, S.C., independent public accountants, as indicated in their report incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Signet Paging of Charlotte, Inc. appearing in one of the documents incorporated herein by reference have been audited by Greer & Walker, L.L.P., independent public accountants, as indicated in their report incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Metropolitan Houston Paging Services, Inc. appearing in one of the documents incorporated herein by reference to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Americom Paging Corporation as of December 31, 1994, and for each of the years in the two-year period ended December 31, 1994, have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The report of KPMG Peat Marwick LLP covering the December 31, 1994, financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     The financial statements of Paging and Cellular of Texas (a sole proprietorship) appearing in one of the documents incorporated herein by reference to the extent and for the periods indicated in their report have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their report incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The financial statements of Apple Communication, Inc., Signet of Raleigh, Inc., Cobbwells, Inc. d/b/a Page One Messaging Services, A.G.R. Electronics, Inc. and affiliates and Nationwide Paging, Inc. and the statement of assets to be acquired of RCS Paging, a division of Reisenweaver Communications, Inc., appearing in one of the documents incorporated herein by reference to the extent and for the periods indicated in their reports have been audited by Ernst & Young, LLP, independent auditors as indicated in their reports thereon included therein. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY INITIAL PURCHASER OF THE OLD NOTES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation of Certain Documents by
 Reference.....................................           2
Summary........................................           4
Risk Factors...................................          15
Use of Proceeds................................          18
Capitalization.................................          19
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          20
Description of Credit Facility.................          29
The Exchange Offer.............................          30
Certain Federal Income Tax Considerations......          37
Description of New Notes.......................          38
Plan of Distribution...........................          59
Legal matters..................................          59
Experts........................................          60


                                  $100,000,000

                                  PRONET INC.

                          11 7/8% SENIOR SUBORDINATED
                                 NOTES DUE 2005

                             ---------------------

                                   PROSPECTUS

                                        , 1995

                             ---------------------

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Six of the Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its present and former directors against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for its directors and officers and has purchased a policy providing such insurance.

     The preceding discussion of the Registrant's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

     The Registrant has entered into indemnification agreements with the Registrant's directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the direction of the Registrant.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER  DESCRIPTION OF EXHIBITS
------  -----------------------

  3.1  --  Restated Certificate of Incorporation dated July 31, 1987.
  3.2  --  Certificate of Designation of Series A Junior
           Participating Preferred Stock dated April 11, 1995
           (filed as part of the Registrant's Registration
           Statement on Form 8-A dated April 7, 1995, and incorporated herein by reference).
  3.3 -- Certificate of Amendment to Restated Certificate of Incorporation dated June 12, 1995 (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated July 5, 1995, and incorporated herein by reference).
  3.4 -- Restated Bylaws of the Registrant, as amended (filed as an exhibit to the Registrant's Current Report on Form 8-K dated April 7, 1995, and incorporated herein by reference).
  4.1  --  Indenture, dated as of June 15, 1995, between the
           Registrant and First Interstate Bank of Texas, N.A., as Trustee (filed as an exhibit to the Registrant's
           Current Report on Form 8-K, dated July 5, 1995, and incorporated herein by reference).
  4.2  --  Registration Rights Agreement, dated as of June 15,
           1995, between the Registrant, Lehman Brothers, Inc.,
           Alex. Brown & Sons Incorporated and PaineWebber
           Incorporated.
  4.3 -- Rights Agreement, dated as of April 5, 1995, between the Registrant and Chemical Shareholder
           Services Group, Inc., as Rights Agent, specifying the terms of the rights to purchase the Registrant's
           Series A Junior Participating Preferred Stock, and the exhibits thereto (filed as an exhibit to the Registrant's Registration Statement on Form 8-A dated
           April 7, 1995, and incorporated herein by reference).

EXHIBIT
NUMBER  DESCRIPTION OF EXHIBITS
------  -----------------------
  5.1  --  Opinion of Vinson & Elkins L.L.P.*
 10.1 -- Agreement dated June 15, 1988, between the Registrant and Texas Instruments Incorporated for the acquisition of assets including the use of patents, technology and software related to ProNet Tracking Systems (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated July 21, 1988, and incorporated herein by reference).
 10.2 -- Office/Showroom/Warehouse Lease Agreement dated January 2, 1990, between the Registrant and Dal-Mac Westridge I, Ltd., as amended (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).
 10.3 -- Stock Purchase Agreement dated September 24, 1993, by and between the Registrant and Contact Communications, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated March 1, 1994, and incorporated herein by reference).
 10.4  --  Amendment Letter No. One to Stock Purchase
           Agreement dated October 20, 1993, by and between the Registrant and Contact Communications, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated March 1, 1994, and incorporated herein by reference).
 10.5  --  Amendment Letter No. Two to Stock Purchase
           Agreement dated January 4, 1994, by and between the Registrant and Contact Communications, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated March 1, 1994, and incorporated herein by reference).
 10.6  --  Amendment Letter No. Three to Stock Purchase
           Agreement dated March 1, 1994, by and between the Registrant and Contact Communications, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated March 1, 1994, and incorporated herein by reference).
 10.7 -- Asset Purchase Agreement dated March 22, 1994, by and among the Registrant, Radio Call Company, Inc., a New York corporation, MRN Communications, Inc., a
           New York corporation, Radio Call Co. of N.J., Inc., a New Jersey corporation and Marvin R. Neuwirth
           (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated August 5, 1994, and incorporated herein by reference).
 10.8 -- Asset Purchase Agreement dated May 5, 1994, by and among the Registrant, Chicago Communication Service, Inc., an Illinois corporation, Gerald C. Bear,
           Gerald C. Bear, Trustee of the Lewis Bear Trust,
           Leo Magiera and Gerald Manikowski (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated August 5, 1994, and incorporated herein by reference).
 10.9 -- Asset Purchase Agreement dated June 30, 1994, by and among the Registrant, All City Communication Company, Inc., Robert J. von Bereghy, Maurice S. Meyers, Martin T. Franke, Virginia Franke, Personal Representative of the estate of Martin K. Franke and Cove Communications of Wisconsin, Inc. (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.10 -- Amendment Agreement dated July 29, 1994, by and among the Registrant, Radio Call Company, Inc., a New York corporation, MRN Communications, Inc., a New
           York corporation, Radio Call Co. of N.J., Inc., a
           New Jersey corporation and Marvin R. Neuwirth
           (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated August 5, 1994, and incorporated herein by reference).
 10.11 -- Amendment Agreement dated August 1, 1994, by and among the Registrant, All City Communication Company, Inc., Robert J. von Bereghy, Maurice S. Meyers,
           Martin T. Franke, Virginia Franke, Personal
           Representative of the estate of Martin K. Franke and Cove Communications of Wisconsin, Inc. (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).

EXHIBIT
NUMBER  DESCRIPTION OF EXHIBITS
------  -----------------------
 10.12 -- Stock Purchase Agreement dated April 20, 1994, regarding the acquisition of the outstanding capital stock of Metropolitan Houston Paging
           Services, Inc., ("Metro Houston") by and among
           Contact Communications Inc., Metro Houston and the shareholders of Metro Houston (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, and incorporated herein by reference).
 10.13  -- Form of PS-58 Split Dollar Agreement between the
           Registrant and each of its executive officers (filed as an exhibit to the Registrant's Registration
           Statement on Form S-2 (File No. 33-85696) filed with the Commission on October 28, 1994, and incorporated herein by reference).
 10.14 -- Asset Purchase Agreement dated November 30, 1994, among Signet Paging of Charlotte, Inc., Eileen L.
           Knight, John R. Knight, Sr., John R. Knight, Jr.
           and Contact Communications Inc. (filed as an exhibit to Amendment No. 2 to the Registrant's
           Registration Statement on Form S-2 (File No. 33-
           85696) filed with the Commission on December 14, 1994, and incorporated herein by reference).
 10.15 -- Employment Agreement dated May 18, 1994, by and between the Registrant and Jackie R. Kimzey (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.16 -- Employment Agreement dated May 18, 1994, by and between the Registrant and David J. Vucina (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.17 -- Change in Control Agreement dated May 18, 1994, by and between the Registrant and Bo Bernard (filed as an exhibit to the Registrant's Quarterly Report on Form
           10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.18 -- Change in Control Agreement dated May 18, 1994, by and between the Registrant and Jan E. Gaulding (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.19 -- Change in Control Agreement dated May 18, 1994, by and between the Registrant and Jeffery Owens (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.20 -- Change in Control Agreement dated January 17, 1995, by and between the Registrant and Mark A. Solls (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).
 10.21 -- Asset Purchase Agreement dated May 24, 1995, regarding the acquisition of substantially all of the paging assets of Americom Paging Corporation, by and among the Registrant, Gregory W. Hadley, Mo
           Shebaclo and American 900 Paging, Inc. dba Americom
           Paging Corporation (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated July 7, 1995, and incorporated herein by reference).
 10.22  -- Amended and Restated Credit Agreement dated
           February 9, 1995, by and among the Registrant, The
           First National Bank of Chicago, as Agent, and the
           Lenders party thereto (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

 10.23  -- Waiver, Consent and Amendment No. 1 dated as of
           June 12, 1995 by and among the Registrant, The First
           National Bank of Chicago, as Agent, and the Lenders party thereto.

EXHIBIT
NUMBER  DESCRIPTION OF EXHIBITS
------  -----------------------
 10.24 -- Letter of Agreement dated March 31, 1995, regarding the acquisition of substantially all of the common stock of Lewis Paging Inc., by and among the Registrant and Terry W. Lewis (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, and incorporated herein by reference).
 10.25 -- Letter of Agreement dated March 31, 1995, regarding the acquisition of substantially all of the common stock of Page East Inc., by and among the Registrant and C.T. Spruill (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated
           July 5, 1995, and incorporated herein by reference).
 10.26 -- Office Lease Agreement by and between the Registrant and Carter-Crowley Properties, Inc., as Landlord
           (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated July 5, 1995, and incorporated herein by reference).

 10.27 -- Letter of Agreement dated July 10, 1995, regarding the acquisition of substantially all of the paging assets of Signet Paging of Raleigh, Inc., by and among CCI, Signet
           Paging of Raleigh, Inc., and W. David Sweatt (filed as an
           Exhibit to the Registrant's Registration Statement on
           Form S-3 (file no. 33-61279) filed with the Commission
           July 25, 1995, and incorporated herein by reference).
 10.28 -- Letter of Agreement dated July 10, 1995, regarding the acquisition of the common stock of Apple Communication, Inc. and certain assets of Best Page, Inc., by and among Apple Communication, Inc., Best Page, Inc., CCI,
           Sam Zarcone and Jill DiFoggio (filed as an exhibit to the Registrant's Registration Statement of Form S-3
           (file no. 33-61279) filed with the Commission July 25,
           1995, and incorporated herein by reference).
 10.29 -- Letter of Agreement dated August 2, 1995, regarding the acquisition of substantially all of the paging assets of Paging and Cellular of Texas, by and among CCI, Paging and Cellular of Texas and Daniel L. Sheppard (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 , and incorporated herein by reference).
 10.30 -- Letter of Agreement dated August 7, 1995, regarding the acquisition of substantially all of the paging assets of Cobbwells, Inc. dba Page One Communications, by and among CCI, Cobbwells, Inc. dba Page One Communications, James H.
           Cobb, III and Warren K. Wells (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, and incorporated herein by reference).
 12.1   -- Ratio of Earnings to Fixed Charges.
 22.1 -- Subsidiaries of the Registrant (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

 23.1   -- Consent of Vinson & Elkins L.L.P. (set forth in
           Exhibit 5.1).
 23.2   -- Consent of Ernst & Young LLP, Independent Auditors.
 23.3 -- Consent of Hiltzik, Schneider, Ehrlich & Wengrover, Independent Public Accountants.
 23.4   -- Consent of Cummings & Carroll, P.C., Independent
           Public Accountants.
 23.5   -- Consent of Natarelli & Associates, Independent
           Public Accountants.
 23.6 -- Consent of Winter, Kloman, Moler & Repp, S.P., Independent Public Accountants.
 23.7   -- Consent of Greer & Walker, L.L.P., Independent
           Public Accountants.
 23.8   -- Consent of Arthur Andersen LLP, Independent Public
           Accountants.
 23.9   -- Consent of KPMG Peat Marwick LLP, Independent
           Public Accountants.

 23.10  -- Consent of KPMG Peat Marwick LLP, Independent
           Public Accountants.

 24.1   -- Powers of Attorney (set forth on signature page).
 25.1   -- Form T-1 of First Interstate Bank of Texas, N.A.*
 99.1   -- Form of Letter of Transmittal.*
 99.2   -- Form of Notice of Guaranteed Delivery.*
---------------
* Previously filed.
                                     II-4

ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plano, State of Texas, on September 13, 1995.


                                       PRONET INC.


                                       By: /s/ Jan E. Gaulding
                                          __________________________
                                          Jan E. Gaulding
                                          Senior Vice President and
                                          Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.



 SIGNATURE                           TITLE                         DATE

/s/ Jackie R. Kimzey*
_______________________   Chairman, Chief Executive Officer   September 13, 1995
Jackie R. Kimzey                  and Director
                           (Principal Executive Officer)

/s/ David J. Vucina*
_______________________         President, Chief Operating    September 13, 1995
David J. Vucina                    Officer and Director


/s/ Jan E. Gaulding
_______________________     Senior Vice President, Treasurer  September 13, 1995
Jan E. Gaulding                and Chief Financial Officer
                                (Principal Financial and
                                   Accounting Officer)

/s/ Thomas V. Bruns*
_______________________                  Director             September 13, 1995
Thomas V. Bruns


/s/ Harvey B. Cash*
_______________________                  Director             September 13, 1995
Harvey B. Cash


/s/ Edward E. Jungerman*
_______________________                  Director             September 13, 1995
Edward E. Jungerman

/s/ Mark C. Masur*
_______________________                  Director             September 13, 1995
Mark C. Masur


*By /s/ Jan E Gaulding
______________________
Jan E. Gaulding
Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER  DESCRIPTION OF EXHIBITS
------  -----------------------

  3.1  --  Restated Certificate of Incorporation dated July 31, 1987.*

  3.2  --  Certificate of Designation of Series A Junior
           Participating Preferred Stock dated April 11, 1995
           (filed as part of the Registrant's Registration
           Statement on Form 8-A dated April 7, 1995, and incorporated herein by reference).
  3.3 -- Certificate of Amendment to Restated Certificate of Incorporation dated June 12, 1995 (filed as an exhibit to the Registrant's Current Report on Form
           8-K, dated July 5, 1995, and incorporated herein by reference).
  3.4 -- Restated Bylaws of the Registrant, as amended (filed as an exhibit to the Registrant's Current Report on Form 8-K dated April 7, 1995, and incorporated herein by reference).
  4.1  --  Indenture, dated as of June 15, 1995, between the
           Registrant and First Interstate Bank of Texas, N.A., as Trustee (filed as an exhibit to the Registrant's
           Current Report on Form 8-K, dated July 5, 1995, and incorporated herein by reference).
  4.2  --  Registration Rights Agreement, dated as of June 15,
           1995, between the Registrant, Lehman Brothers, Inc.,
           Alex. Brown & Sons Incorporated and PaineWebber
           Incorporated.
  4.3 -- Rights Agreement, dated as of April 5, 1995, between the Registrant and Chemical Shareholder
           Services Group, Inc., as Rights Agent, specifying the terms of the rights to purchase the Registrant's
           Series A Junior Participating Preferred Stock, and the exhibits thereto (filed as an exhibit to the Registrant's Registration Statement on Form 8-A dated
           April 7, 1995, and incorporated herein by reference).
  5.1  --  Opinion of Vinson & Elkins L.L.P.*
 10.1 -- Agreement dated June 15, 1988, between the Registrant and Texas Instruments Incorporated for the acquisition of assets including the use of patents, technology and software related to ProNet Tracking
           Systems (filed as an exhibit to the Registrant's
           Current Report on Form 8-K, dated July 21, 1988, and incorporated herein by reference).
 10.2  --  Office/Showroom/Warehouse Lease Agreement dated
           January 2, 1990, between the Registrant and Dal-Mac Westridge I, Ltd., as amended (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).
 10.3 -- Stock Purchase Agreement dated September 24, 1993, by and between the Registrant and Contact
           Communications, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated March
           1, 1994, and incorporated herein by reference).
 10.4  --  Amendment Letter No. One to Stock Purchase
           Agreement dated October 20, 1993, by and between the Registrant and Contact Communications, Inc. (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated March 1, 1994, and incorporated herein by reference).
 10.5  --  Amendment Letter No. Two to Stock Purchase
           Agreement dated January 4, 1994, by and between the Registrant and Contact Communications, Inc. (filed as an exhibit to the Registrant's Current Report on Form
           8-K, dated March 1, 1994, and incorporated herein by reference).
 10.6  --  Amendment Letter No. Three to Stock Purchase
           Agreement dated March 1, 1994, by and between the Registrant and Contact Communications, Inc. (filed as an exhibit to the Registrant's Current Report on Form
           8-K, dated March 1, 1994, and incorporated herein by reference).
 10.7 -- Asset Purchase Agreement dated March 22, 1994, by and among the Registrant, Radio Call Company, Inc., a
           New York corporation, MRN Communications, Inc., a
           New York corporation, Radio Call Co. of N.J., Inc., a New Jersey corporation and Marvin R. Neuwirth
           (filed as an exhibit to the Registrant's Current
           Report on Form 8-K, dated August 5, 1994, and incorporated herein by reference).

EXHIBIT
NUMBER  DESCRIPTION OF EXHIBITS
------  -----------------------
 10.8 -- Asset Purchase Agreement dated May 5, 1994, by and among the Registrant, Chicago Communication Service, Inc., an Illinois corporation, Gerald C. Bear,
           Gerald C. Bear, Trustee of the Lewis Bear Trust,
           Leo Magiera and Gerald Manikowski (filed as an exhibit to the Registrant's Current Report on Form
           8-K, dated August 5, 1994, and incorporated herein by reference).
 10.9 -- Asset Purchase Agreement dated June 30, 1994, by and among the Registrant, All City Communication
           Company, Inc., Robert J. von Bereghy, Maurice S.
           Meyers, Martin T. Franke, Virginia Franke, Personal Representative of the estate of Martin K. Franke and Cove Communications of Wisconsin, Inc. (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.10 -- Amendment Agreement dated July 29, 1994, by and among the Registrant, Radio Call Company, Inc., a New York corporation, MRN Communications, Inc., a New
           York corporation, Radio Call Co. of N.J., Inc., a
           New Jersey corporation and Marvin R. Neuwirth
           (filed as an exhibit to the Registrant's Current
           Report on Form 8-K, dated August 5, 1994, and incorporated herein by reference).
 10.11 -- Amendment Agreement dated August 1, 1994, by and among the Registrant, All City Communication Company, Inc., Robert J. von Bereghy, Maurice S. Meyers,
           Martin T. Franke, Virginia Franke, Personal
           Representative of the estate of Martin K. Franke and Cove Communications of Wisconsin, Inc. (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.12 -- Stock Purchase Agreement dated April 20, 1994, regarding the acquisition of the outstanding capital stock of Metropolitan Houston Paging
           Services, Inc., ("Metro Houston") by and among
           Contact Communications Inc., Metro Houston and the shareholders of Metro Houston (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, and incorporated herein by reference).
 10.13 -- Form of PS-58 Split Dollar Agreement between the Registrant and each of its executive officers (filed as an exhibit to the Registrant's Registration
           Statement on Form S-2 (File No. 33-85696) filed with the Commission on October 28, 1994, and incorporated herein by reference).
 10.14 -- Asset Purchase Agreement dated November 30, 1994, among Signet Paging of Charlotte, Inc., Eileen L.
           Knight, John R. Knight, Sr., John R. Knight, Jr.
           and Contact Communications Inc. (filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-2 (File No. 33-
           85696) filed with the Commission on December 14, 1994, and incorporated herein by reference).
 10.15 -- Employment Agreement dated May 18, 1994, by and between the Registrant and Jackie R. Kimzey (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.16 -- Employment Agreement dated May 18, 1994, by and between the Registrant and David J. Vucina (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.17 -- Change in Control Agreement dated May 18, 1994, by and between the Registrant and Bo Bernard (filed as an exhibit to the Registrant's Quarterly Report on Form
           10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.18 -- Change in Control Agreement dated May 18, 1994, by and between the Registrant and Jan E. Gaulding (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
 10.19 -- Change in Control Agreement dated May 18, 1994, by and between the Registrant and Jeffery Owens (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).

EXHIBIT
NUMBER  DESCRIPTION OF EXHIBITS
------  -----------------------
 10.20 -- Change in Control Agreement dated January 17, 1995, by and between the Registrant and Mark A. Solls (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).
 10.21 -- Asset Purchase Agreement dated May 24, 1995, regarding the acquisition of substantially all of the paging assets of Americom Paging Corporation, by and among the Registrant, Gregory W. Hadley, Mo
           Shebaclo and American 900 Paging, Inc. dba Americom
           Paging Corporation (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated
           July 7, 1995, and incorporated herein by reference).
 10.22  -- Amended and Restated Credit Agreement dated
           February 9, 1995, by and among the Registrant, The
           First National Bank of Chicago, as Agent, and the
           Lenders party thereto (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

 10.23  -- Waiver, Consent and Amendment No. 1 dated as of
           June 12, 1995 by and among the Registrant, The First
           National Bank of Chicago, as Agent, and the Lenders party thereto.*

 10.24 -- Letter of Agreement dated March 31, 1995, regarding the acquisition of substantially all of the common stock of Lewis Paging Inc., by and among the Registrant and Terry W. Lewis (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, and incorporated herein by reference).
 10.25 -- Letter of Agreement dated March 31, 1995, regarding the acquisition of substantially all of the common stock of Page East Inc., by and among the Registrant and C.T. Spruill (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated
           July 5, 1995, and incorporated herein by reference).
 10.26 -- Office Lease Agreement by and between the Registrant and Carter-Crowley Properties, Inc., as Landlord
           (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated July 5, 1995, and incorporated herein by reference).

 10.27 -- Letter of Agreement dated July 10, 1995, regarding the acquisition of substantially all of the paging assets of Signet Paging of Raleigh, Inc., by and among CCI, Signet
           Paging of Raleigh, Inc., and W. David Sweatt (filed as an
           Exhibit to the Registrant's Registration Statement on
           Form S-3 (file no. 33-61279) filed with the Commission
           July 25, 1995, and incorporated herein by reference).
 10.28 -- Letter of Agreement dated July 10, 1995, regarding the acquisition of the common stock of Apple Communication, Inc. and certain assets of Best Page, Inc., by and among Apple Communication, Inc., Best Page, Inc., CCI,
           Sam Zarcone and Jill DiFoggio (filed as an exhibit to the Registrant's Registration Statement of Form S-3
           (file no. 33-61279) filed with the Commission July 25,
           1995, and incorporated herein by reference).
 10.29 -- Letter of Agreement dated August 2, 1995, regarding the acquisition of substantially all of the paging assets of Paging and Cellular of Texas, by and among CCI, Paging and Cellular of Texas and Daniel L. Sheppard (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, and incorporated herein by reference).
 10.30 -- Letter of Agreement dated August 7, 1995, regarding the acquisition of substantially all of the paging assets of Cobbwells, Inc. dba Page One Communications, by and among CCI, Cobbwells, Inc. dba Page One Communications, James H.
           Cobb, III and Warren K. Wells (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, and incorporated herein by reference).
 12.1   -- Ratio of Earnings to Fixed Charges.
 22.1 -- Subsidiaries of the Registrant (filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

 23.1   -- Consent of Vinson & Elkins L.L.P. (set forth in
           Exhibit 5.1).
 23.2   -- Consent of Ernst & Young LLP, Independent Auditors.
 23.3 -- Consent of Hiltzik, Schneider, Ehrlich & Wengrover, Independent Public Accountants.
 23.4   -- Consent of Cummings & Carroll, P.C., Independent
           Public Accountants.
 23.5   -- Consent of Natarelli & Associates, Independent
           Public Accountants.
 23.6 -- Consent of Winter, Kloman, Moler & Repp, S.P., Independent Public Accountants.
 23.7   -- Consent of Greer & Walker, L.L.P., Independent
           Public Accountants.
 23.8   -- Consent of Arthur Andersen LLP, Independent Public
           Accountants.
 23.9   -- Consent of KPMG Peat Marwick LLP, Independent
           Public Accountants.

 23.10  -- Consent of KPMG Peat Marwick LLP, Independent
           Public Accountants.

 24.1   -- Powers of Attorney (set forth on signature page).
 25.1   -- Form T-1 of First Interstate Bank of Texas, N.A.*
 99.1   -- Form of Letter of Transmittal.*
 99.2   -- Form of Notice of Guaranteed Delivery.*
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* Previously filed.